LOAN AGREEMENT

       THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of  the
16th day of December, 1994 (the "Loan Agreement" or "Agreement"), is by and between

       THE CATO CORPORATION, a Delaware corporation with its principal offices in Charlotte, North Carolina ("Cato"); CHW
CORPORATION, a Delaware corporation ("CHW"); and

       NATIONSBANK  OF  NORTH CAROLINA, N.A. ("NationsBank")  and


WACHOVIA  BANK  OF  NORTH  CAROLINA, N.A.  ("Wachovia"),  each  a national  banking  association with offices in  Charlotte,  North


Carolina (collectively, the "Lenders"); and NATIONSBANK OF  NORTH


CAROLINA, N.A., as agent, acting in the manner and to the  extent described in Article XII hereof (in such capacity, the "Agent").


                            Recitals





       A.   Cato and CHW are co-borrowers of the Loans to be made


hereunder.   As such, each is sometimes referred to  individually


as  a  "Borrower"  and  together they are sometimes  collectively referred to as the "Borrowers."





       B.    The Borrowers and the Lenders are parties to a  Loan


Agreement dated March 9, 1993, pursuant to which (i) the  Lenders established  a  $35,000,000 revolving  credit  facility  and  the


Borrowers  may convert up to $20,000,000 of the principal  amount of  outstanding loans advanced thereunder into one or  more  term loans, and (ii) the Lenders will from time to time issue for  the account of the Borrowers irrevocable letters of credit.





      C.   The Borrowers      and the Lenders desire to amend and


restate the terms of their Agreement to incorporate an additional


$15,000,000  facility  to  support the  issuance  of  letters  of credit,  to  amend certain negative covenants, and to change  the relative size of the Lenders' Commitments.





       D.    The Borrowers will use the proceeds of the Loans (i)


to  provide  working  capital; (ii) to support  the  issuance  of letters of credit and (iii) for such other corporate purposes  as


the   Borrowers  shall  determine,  other  than  uses  restricted hereunder, all as more fully set forth herein.





       E.    The Lenders are willing to make the Loans and  issue


the  Letters  of Credit described herein based on the  terms  and conditions set forth in this Loan Agreement.





       NOW,  THEREFORE, for good and valuable consideration,  the receipt  and  sufficiency of which are hereby  acknowledged,  the


Borrowers, the Lenders and the Agent hereby agree as follows:


ARTICLE IDefinitions1.1Defined Terms.  For purposes of this  Loan


Agreement, the following terms shall have the meanings set  forth below:





       "Additional LC Facility" means the facility made available by the Lenders to the Borrowers pursuant to Article IIA hereof.





       "Additional LC Facility Termination Date" means  the  date that  the  Additional  LC  Facility will  terminate  pursuant  to


Section  2.2A (as such date may be extended from time to time  by written agreement of all the Lenders).





       "Adjusted  Cash Flow" shall mean, for a specified  period,


the  sum of (i) the net income of Cato and its Subsidiaries on  a consolidated  basis for such period, before deduction  of  income taxes, depreciation expense, interest expense (including, without limitation, interest expense attributable to Capital Leases)  and amortization  of  intangible assets plus (ii)  the  Gross  Rental


Expense  for  such period, all as determined in  accordance  with


Generally Accepted Accounting Principles.





       "Affiliate"  shall  mean, as to any Person,  each  of  the


Persons  that  directly  or  indirectly,  through  one  or   more


intermediaries, owns or controls, or is controlled  by  or  under common  control  with,  such Person.  For  the  purpose  of  this


definition,   "control"   means  the  possession,   directly   or


indirectly,  of  the power to direct or cause  the  direction  of management and policies, whether through the ownership of  voting securities, by contract or otherwise.





       "Agent"  shall mean the Agent as provided in  Article  XII hereof, and its successors and assigns.





       "Agreement" or "this Agreement" or "Loan Agreement"  shall mean  this  Loan  Agreement  and shall  include  all  amendments,


modifications and supplements hereto, and all annexes,  schedules and  exhibits  hereto, and shall refer to this Agreement  as  the same  may  be  in  effect  at  the time  such  reference  becomes operative.





       "Applicable Rate" shall mean, for any day, the  lesser  of


(i)  the  then  current Prime Rate or (ii) the Floating  Adjusted


Certificate  of  Deposit Rate for such day.  The Applicable  Rate shall be determined from time to time by each Lender with respect to  its  pro  rata portion of the Loans (based on  such  Lender's


Commitment  as  compared to the Total Commitment) and  each  such calculation  with respect to such portion of the Loans  shall  be conclusive  and  binding upon the Borrowers  in  the  absence  of manifest error.





      "Assessment Rate" shall mean, for any day, the then maximum net  assessment  rate  (expressed  as  a  decimal  fraction)  for determining  the annual assessment payable by the Lender  to  the


Federal  Deposit  Insurance Corporation (or  any  successor)  for insuring Dollar deposits made at the offices of the Lender in the


United States.





      "Assignee" shall mean any Person to whom any Lender assigns any  of its rights and obligations under this Loan Agreement, and its successors and assigns.





       "Assignment  and Acceptance" shall mean an Assignment  and


Acceptance Agreement between any Lender and an Assignee, pursuant to  which  such Lender assigns to such Assignee, and the Assignee accepts, all or a portion of such Lender's rights and obligations under this Loan Agreement.





       "Bankruptcy Code" shall mean 11 U.S.C.  101 et. seq.,  as


amended,   and   any   successor  statute   or   statute   having


substantially the same function.





       "Borrower" or "Borrowers" shall mean each of Cato and each of  its Subsidiaries which is now or hereafter becomes a party to this Loan Agreement, and their respective successors and assigns.





       "Business  Day"  shall  mean any day  excluding  Saturday,


Sunday and any day which shall be in the City of Charlotte, North


Carolina  a  legal  holiday or a day on  which  national  banking institutions are authorized by law or other governmental  actions to close.





      "CD Rate" shall mean, for any day, the average daily market interest  rate (per annum) in the secondary market on  negotiable certificates of deposit with a term of three months, as  compiled and  published by the Federal Reserve System of the United States of  America,  or any successor agency (such rate being  currently


available  in  a  weekly  publication  designated  "H.15(519)   -


Selected Interest Rates").





       "CD  Reserve  Requirement" shall mean, on any  date,  that percentage (expressed as a decimal fraction) that is in effect on such date, applied for determining the maximum applicable reserve


requirements  under  Regulation D.   Each  determination  by  the


Lender  of  the  CD Reserve Requirement of such Lender  shall  be conclusive  and  binding  on  the Borrowers  in  the  absence  of manifest error.





        "CERCLA"   shall  mean  the  Comprehensive  Environmental


Response,  Compensation and Liability Act of  1980,  42  U.S.C.A.


9601 et. seq., as amended from time to time, and all rules  and regulations from time to time promulgated thereunder.





       "Capital  Asset"  shall mean any asset of  a  Person  that


would,   in   accordance  with  Generally   Accepted   Accounting


Principles, be required to be classified and accounted for  as  a capital asset.





      "Capital Expenditure Limitation" shall mean, for any fiscal year  of  Cato,  the sum of (i) the net income of  Cato  and  its


Subsidiaries  on  a  consolidated  basis,  before  deduction   of


depreciation expense and amortization of intangible  assets,  for


the   immediately  preceding  fiscal  year,  as   determined   in


accordance  with  Generally Accepted Accounting  Principles  plus


(ii) the amount of contributions made by any of the Borrowers  or a  Subsidiary of the Borrower to the 401(k) Cato Associate Profit


Sharing/Retirement  Savings  Plan in such  immediately  preceding fiscal  year  to the extent such contributions are  reflected  as reductions  in the net income of Cato and its Subsidiaries  on  a consolidated  basis  for such period plus  (iii)  employee  bonus payments made by a Borrower or a Subsidiary of a Borrower in such immediately  preceding fiscal year in shares of the common  stock of  Cato  to the extent such payments are reflected as reductions in  net  income  of Cato and its Subsidiaries on  a  consolidated basis for such period.





       "Capital Expenditures" shall mean, for any fiscal year  of


Cato,  the  aggregate cost (less the amount of trade-in allowance included in such cost) of all capital assets acquired by  any  of the  Borrowers or any Subsidiary of a Borrower during such fiscal year,  less the proceeds of any capital dispositions made in  the ordinary  course of business, plus all Capital Lease  Obligations incurred  by  Cato, during such fiscal year, each  calculated  in accordance with Generally Accepted Accounting Principles.





       "Capital Lease" shall mean any lease of any property  that


would,   in   accordance  with  Generally   Accepted   Accounting


Principles, be required to be classified and accounted for  as  a capital lease on a balance sheet of the lessee.





      "Capital Lease Obligations" shall mean, with respect to any


Capital  Lease,  the  amount  of the  obligation  of  the  lessee thereunder  that  would,  in accordance with  Generally  Accepted


Accounting  Principles, appear as a liability on a balance  sheet of such lessee in respect of such Capital Lease.





      "Capitalized Rents" shall mean, at any time, the product of


(i)  the  Gross  Rental Expense for the four most  recent  fiscal quarters multiplied by (ii) eight (8).





       "Cash"  shall mean legal currency of the United States  of


America.





       "Change in Control" shall mean any event resulting in  any


Person  (i)  owning,  directly  or indirectly,  more  than  fifty percent  (50%)  of the combined voting power of  the  outstanding shares of voting stock of Cato or (ii) having the power to  elect a  majority of the board of directors of Cato; provided, however,


that  no  change in control shall be deemed to have  occurred  so long  as  Wayland H. Cato, Jr., Edgar T. Cato, and any  of  their children  and trusts for their benefit, own or have the right  to vote  or to direct the voting of shares of the outstanding voting stock  of  Cato  equal to over 50% of the total  combined  voting power of the outstanding voting stock of Cato.





       "Closing"  shall  mean  the consummation  of  the  lending transaction  contemplated hereby to occur at the time  and  place specified in Section 5.1 hereof.





       "Closing Date" shall mean the date referred to in  Section


5.1 hereof.





       "Commitment" shall mean, at any time, for any Lender,  the amount  set forth opposite such Lender's name on Annex  I  hereto under the heading "Commitment."





       "Conversion  Date" shall mean, with respect  to  any  Term


Loan,  the  date of conversion of certain of the Revolving  Loans into  such Term Loan pursuant to Section 2.4 which date shall  be set  forth  in the Conversion Notice and shall be not later  than three  (3)  Business Days after the delivery  of  the  Conversion


Notice  by  the Borrowers to the Agent and in no event  shall  be later than May 31, 1998.





       "Conversion  Notice" shall mean the  notice  in  the  form attached  hereto  as  Exhibit  C  setting  forth  the  Borrowers'


election to convert a certain portion of the Revolving Loans into


Term  Loans pursuant to Section 2.4 and specifying the Conversion


Date.





       "Current Assets" shall mean, at any date, the aggregate of the current assets of Cato and its Subsidiaries on a consolidated


basis,   determined   in  accordance  with   Generally   Accepted


Accounting Principles.





        "Current  Liabilities"  shall  mean,  at  any  date,  the


aggregate of the current liabilities of Cato and its Subsidiaries on  a  consolidated  basis,  all determined  in  accordance  with


Generally Accepted Accounting Principles, except that outstanding borrowings  of the Borrowers under the Revolving Line  of  Credit shall not be considered Current Liabilities.





       "Default"  shall  mean  any of  the  events  specified  in


Article  IX, regardless of whether there shall have occurred  any passage  of  time  or  giving of notice or  both  that  would  be necessary to constitute such default an Event of Default.





       "Default  Rate" shall mean, with respect to any  Loan,  an interest  rate  equal to the Prime Rate plus four (4)  percentage points.





       "Designated  Officer" shall mean the  President  or  Chief


Financial  Officer  of  a  Borrower or any  other  officer  of  a


Borrower  authorized by resolution of the Board of  Directors  of such  Borrower  to engage in the activity specified  herein  with respect to such officer.





       "Disbursement Date" shall mean the date on  which  the  LC


Bank  shall  have notified the Borrowers of the presentation  for payment of a draft under any Letter of Credit.





       "Documentary  Letter of Credit" shall  mean  a  Letter  of


Credit  that  by its terms requires, as a condition to  any  draw thereunder,  the  presentation of documents  of  title  to  goods purchased upon payment pursuant to such draw.





      "Dollars" or "$" shall mean dollars of the United States of


America.





       "Employee  Plan"  shall mean any "employee  benefit  plan"


within  the  meaning of Section 3(3) of ERISA maintained  by  any


Borrower or one of its Subsidiaries.





      "Environmental Laws" shall mean any and all federal, state,


local  and  foreign  laws or regulations, codes,  plans,  orders,


decrees,  judgments,  injunctions,  notices  or  demand   letters


issued,  promulgated,  approved  or  entered  under  any  of  the


foregoing,   relating   to  pollution  or   protection   of   the


environment,  including  without  limitation,  laws  relating  to


emissions,   discharges,  releases  or  threatened  releases   of


pollutants,  contaminants, chemicals,  or  industrial,  toxic  or hazardous  substances  or wastes into the environment  (including without limitation ambient air, surface water, ground water, land surface  or  subsurface  strata) or  otherwise  relating  to  the manufacture,  processing, distribution, use, treatment,  storage,


disposal,  transport  or  handling of  pollutants,  contaminates,


chemicals or industrial, toxic or hazardous substances or wastes,


and   specifically  including  the  Comprehensive   Environmental


Response,  Compensation  and Liability Act  of  1980,  42  U.S.C.


  9601  et seq., as amended from time to time, and the Resource


Conversation  and  Recovery Act 42 U.S.C.   6901  et  seq.,  as


amended from time to time.





      "EPA" shall mean the United States Environmental Protection


Agency.





       "ERISA" shall mean the Employee Retirement Income Security


Act  of  1974,  as amended from time to time, and all  rules  and regulations from time to time promulgated thereunder.


       "Event  of  Default" shall have the meaning  specified  in


Article IX hereof.





       "Financials"  or  "Financial Statements"  shall  mean  the consolidated  balance sheet and statements  of  income  and  cash flow,  delivered  to the Lenders by the Borrowers  prior  to  the


Closing  Date  in connection with this Loan Agreement  or  to  be delivered to the Lenders by the Borrowers pursuant to Section 7.3 hereof.





       "Fixed Charge Coverage Ratio" shall mean, as of the end of any  fiscal  quarter of Cato, the ratio of (i) the Adjusted  Cash


Flow  for  the four-fiscal-quarter period then ended to (ii)  the


Fixed Charges for such period.





       "Fixed  Charges" shall mean, for the relevant period,  the sum  of  (a) the interest expense (including, without limitation,


interest expense attributable to Capital Leases) of Cato and  its


Subsidiaries  on  a  consolidated basis, (b) regularly  scheduled payments of principal of Funded Debt of Cato and its Subsidiaries on a consolidated basis and (c) the Gross Rental Expense for such period,  all as determined in accordance with Generally  Accepted


Accounting Principles.





      "Floating Adjusted Certificate of Deposit Rate" shall mean,


on any given day, with respect to the Loans made by a Lender, the sum of:





            (a)   the  quotient of (i) the CD Rate for  the  next


      preceding  Business  Day  divided by  (ii)  the  difference between one (1.00) minus the CD Reserve Requirement; plus





           (b)  the Assessment Rate of such Lender; plus





           (c)  0.75 percentage points;





provided, however, that for any Saturday or Sunday, the  CD  Rate used  in  the foregoing calculation shall be the CD Rate for  the immediately  preceding Thursday (or if such  Thursday  is  not  a


Business Day, then the Business Day next preceding such Thursday)


and  for  any other day that is not a Business Day, the  CD  Rate used  in  the foregoing calculation shall be the CD Rate for  the next  preceding Business Day.  The Floating Adjusted  Certificate of  Deposit  Rate shall be calculated from time to time  by  each


Lender  with respect to its pro rata portion of the Loans  (based on  such Lender's Commitment as compared to the Total Commitment)


and  each  such calculation with respect to such portion  of  the


Loans  shall be conclusive and binding upon the Borrowers in  the absence of manifest error.





       "Funded Debt" shall mean at any time the aggregate  amount of  Indebtedness for money borrowed of Cato and its Subsidiaries,


on  a  consolidated basis, including the amount of any guaranties but excluding the face amount of any Documentary Letter of Credit issued for the account of any Borrower.





      "Generally Accepted Accounting Principles" shall mean, with


respect   to   any   Borrower,  generally   accepted   accounting


principles, as recognized by the American Institute of  Certified


Public  Accountants,  consistently applied and  maintained  on  a


consistent   basis  for  such  Borrower  throughout  the   period


indicated  and  consistent with the prior financial  practice  of


such   Borrower   as   reflected  on  the  respective   Financial


Statements.





      "Gross Rental Expense" shall mean for any period the rental expense  under non-cancellable operating leases  for such  period of  Cato  and its Subsidiaries on a consolidated basis determined in accordance with Generally Accepted Accounting Principles.





       "Indebtedness" shall mean all liabilities, obligations and indebtedness  any  of the Borrowers of any  and  every  kind  and nature,  including, without limitation, the Obligations  and  all obligations  to  trade  creditors,  whether  heretofore,  now  or hereafter  owing,  arising,  due  or  payable  from  any  of  the


Borrowers  to  any  Person  and  howsoever  evidenced,   created,


incurred, acquired or owing, whether primary, secondary,  direct,


contingent, fixed or otherwise and whether matured or  unmatured.


Without  in  any  way limiting the generality of  the  foregoing,


Indebtedness specifically includes the following:





           (a)  all obligations or liabilities of any Person that


      are  secured  by any lien, claim, encumbrance  or  security interest upon property owned by any of the Borrowers,  even though  such Borrower has not assumed or become liable  for the payment thereof;





           (b)  all obligations or liabilities created or arising


      under  any  lease  (including but not  limited  to  Capital


      Leases)  of real or personal property, or conditional  sale or other title retention agreement with respect to property used or acquired by a Borrower, even though the rights  and remedies  of  the lessor, seller or lender  thereunder  are limited to repossession of such property;





            (c)   all  unfunded employee benefit plan obligations


      and liabilities; and





           (d)  deferred taxes.





       "Intangible  Assets" shall mean all intangible  assets  of


Cato  and  its Subsidiaries, on a consolidated basis,  including,


without limitation, covenants not to compete, and any other asset that  would be treated as an intangible under Generally  Accepted


Accounting Principles.





       "Intercompany Loans" shall mean any loans or  advances  or other  extensions of credit by either of the Borrowers solely  to or for the benefit of the other Borrower.





       "Internal  Revenue Code" shall mean the  Internal  Revenue


Code of 1986, as amended from time to time.





       "LC  Agreement" means the application for  and  all  other agreements and other documentation relating to a Letter of Credit including the Continuing Letter of Credit Agreement in  the  form attached hereto as Exhibit B.





       "LC  Bank"  shall mean NationsBank or such  other  of  the


Lenders  as  may  be designated by the Required  Lenders  as  the issuing  bank for the Letters of Credit to be issued pursuant  to


Article III hereof.





       "Lenders" shall mean, collectively, NationsBank  of  North


Carolina,  N.A.  and  Wachovia  Bank  of  North  Carolina,  N.A.,


national  banking associations with  offices in Charlotte,  North


Carolina, and their successors or assigns.





       "Letters of Credit" shall mean the Outstanding Letters  of


Credit and all letters of credit issued upon the application by a


Borrower pursuant to Article III hereof.





       "Loan" or "Loans" shall mean and collectively refer to the advances made hereunder which shall be evidenced by the Notes.





       "Loan Documents" shall mean and collectively refer to this


Agreement,   the  Notes,  the  LC  Agreements,  all  Supplemental


Documentation   and   any  and  all  amendments,   modifications,


replacements,  substitutes  and supplements  to  such  documents,


together with any other documents executed by or on behalf of any of  the Borrowers that designate themselves Loan Documents  under this Agreement.





        "Margin  Stock"  shall  have  the  meaning  provided   in


Regulation U.





       "Material  Adverse Effect" shall mean a  material  adverse effect on the financial condition or results of operations of the


Borrowers  and their Subsidiaries taken as a whole  or  upon  the


Borrowers' ability to perform their obligations under any of  the


Loan Documents.





       "Multiemployer  Plan" shall mean any "multiemployer  plan"


within  the meaning of Section 4001(a)(3) of ERISA to  which  any


Borrower is required to make contributions.





       "Net  Income"  shall mean the consolidated net  income  of


Cato and its Subsidiaries determined in accordance with Generally


Accepted Accounting Principles.





        "Net   Worth"  shall  mean  at  any  time  the   combined


stockholders'   equity  of  Cato  and  its  Subsidiaries   on   a


consolidated  basis  at such time determined in  accordance  with


Generally Accepted Accounting Principles.





       "Notes"  shall mean the promissory notes of the  Borrowers executed  and  delivered to the Lenders pursuant  to  Article  II hereof, evidencing the obligation of the Borrowers to repay funds advanced  pursuant to the Commitment of each Lender individually,


and  the  Total  Commitment in the aggregate, together  with  any amendments,  modifications, substitutes and supplements  thereto,


any  substitutes  therefor,  and any  replacements,  renewals  or extension thereof, in whole or part.





       "Notice of Borrowing" shall have the meaning given to such term in Section 2.1(b).





       "Obligations"  shall mean and include the  Loans  and  all other  loans,  advances, indebtedness, liabilities,  obligations,


covenants  and  duties (including post-petition interest  on  the foregoing,  to the extent lawful) owing, arising, due or  payable jointly  or  severally, from any Borrower to  the  Agent  or  any


Lender  of  any  kind  or nature, present  or  future,  howsoever evidenced, created, incurred, acquired or owing, whether  arising under  this Agreement, the Notes, the LC Agreements or  otherwise with  respect  to  the  Letters of  Credit,  or  the  other  Loan


Documents,  whether direct or indirect (including those  acquired by assignment), absolute or contingent, primary or secondary, due or  to  become due, now existing or hereafter arising and however acquired,  but  excluding  obligations under  Letters  of  Credit


described  in  the  final  sentence of  Section  3.1.   The  term


includes,  without  limitation, all interest, charges,  expenses,


fees,  attorneys'  fees  and any other  sums  chargeable  to  any


Borrower by the Agent or any Lender under this Agreement  or  any of the other Loan Documents.





       "OSHA" shall mean the Occupational Safety and Health  Act,


as  amended from time to time, and all rules and regulations from time to time promulgated thereunder.





       "Outstanding Letters of Credit"  shall mean  any  and  all letters  of credit issued by NationsBank for the account  of  any


Borrower  that  are outstanding as of the date hereof,  including any extensions or renewals thereof.





       "Participant" shall mean any Person, now or  at  any  time hereafter,  participating with any Lender in  the  Loans  to  the


Borrowers  pursuant  to this Agreement, and  its  successors  and assigns.


       "Pension  Plan"  shall mean any "employee pension  benefit plan"  within  the  meaning of Section 3(2)  of  ERISA  which  is maintained  by  any  of the Borrowers, except that  Pension  Plan shall not include any Multiemployer Plan.





       "Person" shall mean a corporation, an association, a joint


venture,   a   partnership,  an  organization,  a  business,   an


individual,  a  trust  or a government or  political  subdivision thereof or any government agency.





       "Permitted  Liens" shall mean any of the  following  liens securing any Indebtedness of a Borrower on its property, real  or personal, whether now owned or hereafter acquired:





            (a)   Liens of carriers, warehousemen, mechanics  and


      materialmen imposed by mandatory provisions of law  arising in the ordinary course of business for sums not yet due and payable or such liens securing an aggregate Indebtedness of not  more  than $100,000 that are being contested  in  good faith;





           (b)  Liens incurred in the ordinary course of business


      in  connection  with  worker's  compensation,  unemployment insurance  or  other  forms  of governmental  insurance  or benefits  or  to  secure obligations on  surety  or  appeal bonds;





             (c)   Liens  for  current  taxes  (including  income


      withholding   taxes),  assessments  or  other  governmental


      charges  that are not delinquent or remain payable  without any  penalty or that are being contested in good faith  and with  due  diligence  by appropriate  proceedings,  if  the affected  Borrower has established adequate  reserves  with respect  thereto  in  accordance  with  Generally  Accepted


      Accounting Principles or, with respect to liens arising  in connection  with income tax withholding, such Borrower  has established adequate reserves with respect thereto;





            (d)   Statutory  liens of banks and  other  financial


      institutions  arising during the collection of  instruments in the ordinary course of business;





            (e)  pledges or deposits in the ordinary course of  a


      Borrower's business to secure the performance of leases  or contracts entered into in the ordinary course of business;





            (f)  Liens upon any assets subject to a Capital Lease


      and  securing payment of the obligations arising under such


      Capital  Lease and any liens upon any equipment subject  to an  equipment operating lease and securing payment  of  the obligations arising under such lease;





             (g)    zoning  restrictions,  easements,   licenses,


      landlord's  liens or restrictions on the  use  of  property which do not materially impair the use of such property  in the operation of the business of a Borrower;





             (h)    Purchase   Money  Liens  securing   aggregate


      Indebtedness of the Borrowers and their Subsidiaries of  no more than $1,000,000; and





           (i)  Liens not described in subclauses (a) through (i)


      above  that relate to liabilities not in excess of $100,000 in the aggregate.





       "Preferred Stock" shall mean Stock of any of the Borrowers that  gives  the holder thereof a preference over the holders  of such  Borrower's  common stock with respect  to  the  payment  of dividends  or  liquidation proceeds, or otherwise  designated  by such Borrower as "preferred stock."





       "Prime  Rate"  shall  mean the  per  annum  interest  rate publicly  announced  from time to time by  NationsBank  from  its principal  office in Charlotte, North Carolina to  be  its  prime rate,  which  may not necessarily be its best lending  rate,  and adjusted  to conform to changes as of the opening of business  on the  date  of any such change in such prime rate.  In  the  event


NationsBank  shall abolish or abandon the practice of  announcing its  prime  rate  or  should  the same  be  unascertainable,  the


Required  Lenders  shall  designate a comparable  reference  rate which  shall  be  deemed to be the Prime  Rate  under  this  Loan


Agreement and the other Loan Documents.





       "Prohibited Transaction" shall have the meaning given such term under ERISA.





       "Purchase  Money  Liens" shall mean any lien  or  security interest granted in Capital Assets at the time of, or within  ten


(10)  days after, the acquisition thereof by any Borrower or  any


Subsidiary  of a Borrower to secure Indebtedness  for  all  or  a portion of the purchase price thereof, provided (i) any such lien or  security  interest shall not encumber any other  property  of such Borrower or such Subsidiary and (ii) any such lien shall not exceed the purchase price of the Capital Assets so acquired.





       "RCRA"  shall mean the Resource Conservation and  Recovery


Act,  42 U.S.C.A.  6901 et seq., as amended from time to  time,


and  all  rules  and  regulations from time to  time  promulgated thereunder.





       "Realty"  shall  mean all realty and interests  in  realty owned  or leased by any Borrower or any Subsidiary of a Borrower,


now or in the future.





       "Regulation  D" shall mean Regulation D of  the  Board  of


Governors of the Federal Reserve System, 12 C.F.R. Part  204,  or


any   successor   or   other  regulation  relating   to   reserve


requirements  applicable to member banks of the  Federal  Reserve


System.





       "Regulation G" shall mean Regulation G promulgated by  the


Board of Governors of the Federal Reserve System, 12 C.F.R.  Part


207,  or  any successor or other regulation hereafter promulgated by  said  Board  to  replace the prior Regulation  G  and  having substantially the same function.





       "Regulation T" shall mean Regulation T promulgated by  the


Board  of Governors of the Federal Reserve System, 12 C.F.R. Part


220,  or  any successor or other regulation hereafter promulgated by  said  Board  to  replace the prior Regulation  T  and  having substantially the same function.





       "Regulation U" shall mean Regulation U promulgated by  the


Board  of Governors of the Federal Reserve System, 12 C.F.R. Part


221,  or  any successor or other regulation hereafter promulgated by  said  Board  to  replace the prior Regulation  U  and  having substantially the same function.





       "Regulation X" shall mean Regulation X promulgated by  the


Board of Governors of the Federal Reserve System, 12 C.F.R.  Part


224,  or  any successor or other regulation hereafter promulgated by  said  Board  to  replace the prior Regulation  X  and  having substantially the same function.





       "Reportable Event" shall have the meaning given such  term in ERISA.





       "Required  Lenders"  shall mean at any  time  the  Lenders providing  Commitments in the aggregate of at least  75%  of  the


Total Commitment.





       "Revolving Credit Commitment" shall mean, at any time  for any Lender, the difference between such Lender's Commitment minus such Lender's pro rata portion (based on such Lender's Commitment as  compared to the Total Commitment) of the aggregate  principal amount  (as  of  the  Conversion Date)  of  the  Revolving  Loans


converted to Term Loans pursuant to Section 2.4 hereof, if any.





      "Revolving Line of Credit" shall mean the revolving line of credit made available by the Lenders to the Borrowers pursuant to


Article II hereof.





       "Revolving Loan Obligations" shall mean all Obligations of the  Borrower  under  this  Loan Agreement  and  the  other  Loan


Documents  other than the obligation to repay the Term Loans  and to  make  interest  payments thereon and the obligations  of  the


Borrowers  that,  as  set forth in this Loan  Agreement,  are  to survive the repayment of the Loans.





       "Revolving Loan Termination Date" shall mean the  earliest of  (i)  prepayment  by  Borrowers of all Obligations,  including without  limitation all outstanding principal  of  the  Revolving


Loans  and  interest thereon, and termination of all  Letters  of


Credit,  together  with a notice from each  Borrower  terminating this  Agreement; (ii) May 31, 1998 (unless such date extended  by written  agreement of all of the Lenders pursuant to Section  2.2 hereof); (iii) the date of termination of this Agreement  by  the


Lenders  after the occurrence of an Event of Default;  (iv)  such date  as is mutually agreed upon by the parties; and (v) the date after  which all Obligations have been paid in full and no Lender is  obligated  to make advances or Loans hereunder or  under  any


Letter of Credit.





       "Revolving Loan" shall mean the Loans made by the  Lenders to the Borrowers under the Revolving Line of Credit.





       "Stock" shall mean all shares, options, interests or other equivalents  (howsoever  designated)  of  or  in  a  corporation,


whether  voting  or  nonvoting,  including,  without  limitation,


common  stock, warrants, preferred stock, convertible  debentures and  all  agreements, instruments and documents  convertible,  in whole or in part, into any one or more or all of the foregoing.





       "Subordinated  Debentures" shall mean any Indebtedness  of


any   Borrower  which  expressly  contains  in  the   instruments


evidencing  such  Indebtedness, or  in  the  indenture  or  other similar instrument pursuant to which such Indebtedness is issued,


subordination  provisions, satisfactory to the Required  Lenders,


and  substantially to the effect that the holder agrees that  the


Indebtedness  evidenced by such instrument, and any  renewals  or extensions  thereof, shall at all times and in  all  respects  be subordinate  and  junior in right of payment to  the  Obligations hereunder.





       "Subsidiary"  shall  mean any corporation,  fifty  percent


(50%)  or more of the outstanding stock of which is at the  time,


directly or indirectly, owned by any Borrower or one or  more  of its Subsidiaries.





       "Supplemental  Documentation" shall mean  all  agreements,


instruments,  documents  or  other written  matter  necessary  or


requested  by  the  Agent  or  the  Lenders  to  consummate   the


transactions  contemplated by this Agreement and the  other  Loan


Documents.





       "Tangible Net Worth" shall at any time mean Net Worth less all Intangible Assets.





       "Term  Loan" means a Loan made by the Lenders pursuant  to the  Borrowers'  election to convert a portion of  the  Revolving


Loans, pursuant to Section 2.4, into a term loan to be repaid  as specified in Section 2.5.





       "Total Commitment" shall mean, at any time, the sum of the


Commitments of each of the Lenders at such time.





        "Total  Revolving  Credit  Commitment"  shall  mean   the


difference  between  the  Total  Commitment  and  the   aggregate


principal  amount  (as of the Conversion Date) of  the  Revolving


Loans converted to Term Loans pursuant to Section 2.4 hereof,  if any.





      "Uniform Commercial Code" shall mean the Uniform Commercial


Code  of  the  State of North Carolina, as amended from  time  to time,  unless  in any particular instance the Uniform  Commercial


Code  of another state is applicable, in which case it shall mean the Uniform Commercial Code of such state.





       1.2Accounting Terms.  Any accounting terms  used  in  this


Agreement  that  are  not  specifically defined  shall  have  the meanings  customarily  given them in  accordance  with  Generally


Accepted Accounting Principles; provided, however, that,  in  the event  that  changes in Generally Accepted Accounting  Principles shall be mandated by the Financial Accounting Standard Board,  or any similar accounting body of comparable standing, or any change


in   accounting   practices  shall  be  recommended   by   Cato's


independent certified public accountants, and to the extent  that such  changes would modify or could modify such accounting  terms or  the interpretation or computation hereof, such changes  shall be followed in defining such accounting terms only from and after the  date  the  Borrowers  and the Required  Lenders  shall  have amended  this Loan Agreement to the extent necessary  to  reflect any  such changes in the financial covenants and other terms  and conditions of this Loan Agreement.





      1.3Singular/Plural.  Unless the context otherwise requires,


words  in the singular include the plural and words in the plural include the singular.





       1.4Other  Terms.   All terms contained in  this  Agreement


shall,  when the context so indicates, have the meanings provided for by the Uniform Commercial Code of the State of North Carolina


to the extent the same are used or defined therein.


ARTICLE II Loan Facility2.1Revolving Line of Credit.





       (a)  The Lenders hereby agree to establish, subject to the terms  and conditions of this Agreement and in reliance upon  the representations and warranties made hereunder, a  Revolving  Line of  Credit  in favor of the Borrowers in the aggregate  principal amount  of  up  to Thirty-five Million Dollars ($35,000,000)  and agree  to  make and remake one or more advances to the Borrowers,


upon  the terms and conditions set forth in this Article II, from time  to time on any Business Day during the period from the date


hereof   through  the  Revolving  Loan  Termination  Date.    The


Borrowers  may  borrow,  repay and reborrow  any  amount  of  the


Revolving  Line  of  Credit, provided that the  sum  of  (i)  the aggregate principal amount outstanding at any one time under  the


Revolving Line of Credit plus (ii) the face amount of all Letters of  Credit  (excluding Letters of Credit issued pursuant  to  the


Additional LC Facility) then outstanding may not exceed the Total


Revolving  Credit Commitment; provided further, that  the  amount advanced  by an individual Lender pursuant to this Article  shall not exceed such Lender's Revolving Credit Commitment at any time.


Notwithstanding  the  foregoing,  no  Lender   shall   have   any


obligation  to  lend funds at any time when an Event  of  Default exists or when there exists any event or condition that, with the lapse  of time, giving of notice or making of such advance, would constitute  an  Event  of Default or when  one  or  more  of  the conditions set forth in Article V has not been satisfied.





       (b)   Whenever  the Borrowers desire to  borrow  Revolving


Loans under the Revolving Line of Credit, a Designated Officer or other officer authorized by a Designated Officer shall give  each


Lender prior to 2:00 p.m. (Charlotte, North Carolina time) on  or prior  to  the  day  of borrowing written notice  (or  telephonic notice  promptly confirmed in writing) of each Revolving Loan  to


be   made  hereunder.  Each  such  notice  (each  a  "Notice   of


Borrowing")  shall  be  irrevocable and  shall  specify  (i)  the aggregate principal amount of the Revolving Loans to be  made  by each  Lender  (which  shall be pro rata based  on  each  Lender's


Revolving  Credit Commitment as compared to the  Total  Revolving


Credit  Commitment) pursuant to such borrowing, (ii) the date  of the borrowing (which shall be a Business Day), (iii) disbursement instructions  with  respect to such  Loan,  (iv)  the  amount  of


Revolving  Loans  outstanding, (v) the amount  of  the  Revolving


Loans  that had been converted to Term Loans, and (vi)  the  face amounts of outstanding Letters of Credit issued pursuant  to  the


Revolving   Line  of  Credit  and  the  Additional  LC  Facility,


respectively.  Each Notice of Borrowing shall also set forth  the total  Revolving  Loans  and Letters of Credit  outstanding  with respect to each Lender after giving effect to the Revolving Loans requested.


       (c)   (i)   No  later  than  3:00 p.m.  (Charlotte,  North


Carolina time) on the date specified in each Notice of Borrowing,


each  Lender  will make available its pro rata  portion  of  each borrowing  requested  to  be made on  such  date  in  the  manner provided below.





           (ii)   All amounts that a Lender is to fund  shall  be


made available in Dollars and immediately available funds to  the


Borrowers in accordance with the Notice of Borrowing.





          (iii)   Nothing herein shall be deemed to  relieve  any


Lender  from its obligation to fulfill its commitments  hereunder or  make  any  Lender responsible for the default  of  any  other


Lender in its obligation to make Loans hereunder.





       2.2Term.   The term of the Revolving Line of  Credit  will


begin  on  the  date  hereof and end  on  May  31,  1998,  unless terminated sooner in accordance with the terms of this Agreement;


provided, however, that the term of the Revolving Line of  Credit may  be extended for successive one-year periods upon the request of  the  Borrowers and the agreement in writing  of  all  of  the


Lenders to any such extension.





      2.3Notes.  On the Closing Date, each of the Borrowers shall execute and deliver to each of the Lenders a Note to evidence the


Loans to be made by such Lender.  Each Note shall (i) be dated as of  the Closing Date, (ii) be in an amount equal to such Lender's


Commitment,  (iii)  be  payable to  the  order  of  such  Lender,


(iv) bear interest in accordance with this Loan Agreement hereof,


and  (v) be in the form of Exhibit A attached hereto with  blanks appropriately completed in conformance herewith.  On the date  of the  amendment  and restatement of this Agreement,  as  specified above,  the  Borrowers will execute and deliver to  each  of  the


Lenders  a  new  note  dated as of such  date  but  otherwise  in accordance with the preceding sentence.  The amount of  principal owing  on  the  Notes at any given time shall  be  the  aggregate amount  of all advances made under the Revolving Line of  Credit,


less all payments of principal theretofore paid by the Borrower.





       2.4Conversion  to Term Loans.  Subject to  the  terms  and conditions hereof, the Borrower, from time to time, may elect  to convert  up  to  Twenty  Million  Dollars  ($20,000,000)  of  the


aggregate principal amount of the Revolving Loans into Term Loans by  delivering to each of the Lenders at any time before May  31,


1998,  an executed Conversion Notice setting forth the Conversion


Date.  Notwithstanding any provision of this Loan  Agreement,  no portion of the Revolving Loans may be converted to Term Loans  at any time during the continuance of a Default or Event of Default.


The  amount  of Revolving Loans held by any Lender  that  are  so converted into Term Loans on the Conversion Date shall be in  the proportion of such Lender's Commitment as compared to  the  Total


Commitment.





      2.5Repayment.





       (a)   The  Borrowers shall repay the outstanding principal


balance  of  the  Revolving Loans in full, immediately  upon  the occurrence  of  any  Event  of Default and  acceleration  by  the


Lenders pursuant to Articles IX and X hereof of the principal and interest due under the Notes.





      (b)   On the Revolving Loan Termination Date, the aggregate


outstanding  principal balance of the Revolving Loans  under  the


Revolving   Line   of  Credit  plus  all  other  Revolving   Loan


Obligations  as of the Revolving Loan Termination Date  shall  be payable in full.


      (c)   The  Borrowers shall repay the outstanding  principal


balance of the Term Loans.





               (i)  In sixteen equal quarterly installments,


               each  equal  to one sixteenth of the  initial


               principal  amount of such Term Loan,  due  on


               the  last Business Day of each fiscal quarter


               of  Cato  commencing on the first  such  date


               following  the Conversion Date of  such  Term


               Loan;





               (ii) In full, immediately upon the occurrence


               of  any Event of Default and acceleration  by


               the  Lenders pursuant to Articles  IX  and  X


               hereof  of  the  principal and  interest  due


               under the Notes.





     2.6Use of Proceeds.  The proceeds of the Loans shall be used by  the Borrowers solely (i) to provide working capital; (ii)  to support  the  issuance of letters of credit; and (iii)  for  such other  corporate  purposes as the Borrowers may determine,  other than uses restricted hereunder.





      2.7Revolving Line of Credit Facility Fee.  During the  term of  the Revolving Line of Credit, the Borrowers shall pay to each


Lender  such  Lender's pro rata portion (based on  such  Lender's


Commitment as compared to the Total Commitment) of a facility fee of  Seventy Thousand Dollars ($70,000) per annum.  Such fee shall accrue  from the Closing Date and shall be payable to each Lender on  the  last  day of each fiscal quarter of Cato thereafter,  in arrears.





      2.8Term  Loan  Commitment Fee.  On the  Closing  Date,  the


Borrowers shall pay to each Lender its pro rata portion (based on such Lender's Commitment as compared to the Total Commitment)  of a  $50,000  fee  in consideration of such Lender's commitment  to permit  the conversion of Revolving Loans to Term Loans  pursuant


to  Section  2.4  hereof.   On the date  of  this  amendment  and


restatement the Borrowers shall pay to each Lender its  pro  rata portion  (based  on such Lender's Commitment as compared  to  the


Total  Commitment)  of  a  $10,000 fee in  consideration  of  the extension of such Lender's Commitment to permit the conversion of


Revolving Loans to Term Loans pursuant to Section 2.4.





      2.9Interest.  (a)  The Borrowers covenant and agree to  pay to  each  Lender interest at the Applicable Rate  on  the  unpaid principal amount of the Revolving Loans made by such Lender.





      (b)  The Borrowers covenant and agree to pay to each Lender interest at the Prime Rate on the unpaid principal amount of  the


Term Loan made by such Lender.





     (c)  All interest accrued on the Loans pursuant to the Notes shall  be due and payable on the last Business Day of each fiscal quarter of Cato.





      2.10Computation.   Interest  on  the  Loans  and  fees  due


hereunder  shall  be  computed on the basis of  the  actual  days elapsed in a year consisting of 360 days.





      2.11Default  Rate; Post-petition Interest.  Notwithstanding any other provision of this Agreement, during the continuance  of any  Event  of Default all outstanding principal amounts  of  the


Loans,  and  to  the full extent permitted by law,  all  interest accrued on the Loans shall bear interest at the Default Rate, and shall  be  payable  on demand.  To the full extent  permitted  by applicable  law, interest shall continue to accrue on  the  Notes after the filing by or against any or all of the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.





      2.12Maximum  Interest  Rate.   Nothing  contained  in  this


Agreement or in the Notes shall be deemed to establish or require the  payment of interest to any Lender at a rate in excess of the maximum rate permitted in the jurisdiction of enforcement of this


Agreement  or the Notes.  In the event that the rate of  interest required  to be paid under other provisions of this Agreement  or


the   Notes   exceeds   the  maximum  rate  permitted   in   such


jurisdiction, the rate of interest required to be paid  hereunder and under the Notes shall be automatically reduced to the maximum rate permitted in such jurisdiction and any amounts collected  in excess of the permissible amount shall be deemed a prepayment  of principal on the Notes.





     2.13Payment.





     (a)  All payments (including prepayments) by any Borrower on account  of principal, interest and fees due hereunder and  under the  Notes shall be made, in immediately available funds, to  the appropriate Lender at such Lender's address as shown on  Annex  I attached  hereto  prior to 2:00 p.m., Charlotte,  North  Carolina time,  on the date payment is due, or at such other place  as  is designated  in writing by such Lender.  Any payments  under  this


Agreement  which are made later than 2:00 p.m. (Charlotte,  North


Carolina  time)  shall be deemed to have been made  on  the  next succeeding Business Day.





     (b)  Upon the failure of the Borrowers to make any principal or interest payment within five (5) days of the due date thereof,


and  immediately upon the due date of any fees, expenses or other charges  due  hereunder or under any of the Loan  Documents,  the


Borrowers  hereby authorize and direct each Lender to pay  itself all such amounts by drawing such amounts under the Revolving Line


of  Credit.   Such  Lender  shall give the  Borrowers  telephonic


notice  of the amount of any such draws on the day of such draws;


provided,  however, that a failure to give such notice shall  not affect the validity of any such draws.  Failure of any Lender  to make payments to itself pursuant to this subparagraph shall in no way  release or excuse the Borrowers from making the payments due the Lenders hereunder.





      2.14Application of Principal Payments; Register;  Pro  Rata


Borrowigs.





      (a)   All  payments made by the Borrowers shall be  applied


(i)  first, to the payment of fees, interest and expenses due and payable  on the Notes, and (ii) second, to the payment of  unpaid principal on the Notes that is due and payable (to the extent any payment of unpaid principal exceeds the amount of the installment of  principal of the Term Loans then due and payable, such excess shall  be applied to the principal amount of the Revolving  Loans unless otherwise specified by the Borrowers in a notice delivered to the Lenders at the time of such payment).





      (b)   Each  Lender will record on its internal records  the


amount  of  each  Loan  made by it and each  payment  in  respect thereof.  Failure to make any such recordation, or any  error  in such recordation, shall not affect the Borrowers' obligations  in respect of such Loans.





      (c)  Each Loan under this Agreement shall be loaned by each


Lender  in the proportion of such Lender's Commitment as compared to the Total Commitment.








         ARTICLE IIAAdditional Letter of Credit Facility





      2.1AAdditional  Letter  of Credit  Facility.   The  Lenders


hereby agree to establish, subject to the terms and conditions of this  Agreement  and  in  reliance upon the  representations  and warranties  made  hereunder, an Additional  LC  Facility  in  the amount of Fifteen Million Dollars ($15,000,000.00).





     2.2ATerm.  The Additional LC Facility shall exist for a term beginning  on  December  16, 1994 and ending  on  May  31,  1995;


provided,  however, that the term of the Additional  LC  Facility may be extended from time to time for additional periods of up to


364  days upon the request of the Borrowers and the agreement  in writing of all of the Lenders.  The Borrowers may, within 60 days prior to the end of the then-current term, make a written request to  the Lenders for an extension of the term of the Additional LC


Facility, and within 30 days after the Lenders' receipt of such a request  the Lenders shall give the Borrowers written  notice  of their  agreement to extend the term or their refusal  to  do  so.


Any failure of the Lenders to respond will be deemed a refusal to extend the term.





     2.3APurpose.  The sole purpose of the Additional LC Facility is  to  support  the  issuance of Letters of Credit  pursuant  to


Article III.





      2.4AFacility  Fee.  During the term of  the  Additional  LC


Facility  the  Borrowers shall pay each Lender such Lender's  pro rata  portion (based on such Lender's Commitment compared to  the


Total  Commitment) of a facility fee of Eighteen  Thousand  Seven


Hundred Fifty Dollars ($18,750) per annum.  Such fee shall accrue from December 16, 1994 and shall be payable to each Lender on the last day of each fiscal quarter of Cato thereafter, in arrears.





       2.5APayment;   Computation.   Payment,   applications   of


payments, and calculations with respect to such facility fee will be made pursuant to the provisions of Article II.








ARTICLE  IIILetters  of Credit3.1Letters of Credit.   During  the


term  of  this Agreement, any Borrower may request from  time  to time  that the LC Bank issue for such Borrower's account  one  or more Letters of Credit to facilitate the purchase of inventory by


the  Borrowers in the ordinary course of business.   Applications


for  Letters of Credit shall be made on the forms provided by the


LC  Bank to such Borrower for such purpose, which forms shall  be substantially similar to the form attached hereto as  Exhibit  B.


If the face amount of the Letter of Credit requested is available under the terms hereof, the LC Bank agrees to issue the Letter of


Credit requested, on behalf of all of the Lenders, provided  that


(i)  the expiration date of the requested Letter of Credit is  no later than the Revolving Loan Termination Date; (ii) there is  no currently existing Event of Default, and (iii)  all of the  other terms and conditions of this Agreement and any LC Agreements have been  met.  Notwithstanding the restriction of clause (i)  above,


the  LC  Bank agrees to issue Letters of Credit having expiration dates  that  are  after the Revolving Loan Termination  Date  and having  an  aggregate face amount of not more than  Four  Million


Dollars  ($4,000,000) provided that (w) the  expiration  date  of such  Letters  of  Credit are not more than  91  days  after  the


Revolving  Loan Termination Date, (x) such Letters of  Credit  by their  terms require, as a condition to any draw thereunder,  the presentation  of  documents  of title  to  goods  purchased  upon payment  pursuant to such draw, (y) the Borrower's  reimbursement obligations to the LC Bank with respect to such Letters of Credit are  fully secured, to the satisfaction of the Lenders,  by  cash collateral on deposit with the LC Bank, and (z) the conditions of clauses  (ii)  and  (iii) above are satisfied  at  the  time  the


Borrower applies for such Letters of Credit.





      In  each  application for a Letter of Credit the  Borrowers shall  designate  whether such Letter of Credit shall  be  issued pursuant  to  the Revolving Line of Credit or the  Additional  LC


Facility,  but  (i) no Letter of Credit with an  expiration  date that  is  more  than  90  days after the Additional  LC  Facility


Termination  Date  (as of the date of such application)  will  be issued  pursuant  to such Additional LC Facility,  and  (ii)  the aggregate  face  amount  of  all Letters  of  Credit  outstanding pursuant  to the Additional LC Facility at any one time  may  not exceed $15,000,000.





      3.2Notice  of  Issuance.  Whenever a Borrower  desires  the issuance  of  a  Letter  of  Credit, it  shall,  in  addition  to completing  any application procedures and documents required  by the LC Bank for the issuance of a Letter of Credit, notify the LC


Bank no later than 2:00 p.m. (Charlotte time) on the Business Day of the proposed date of issuance.  Each such notice shall specify


(i)  the  proposed date of issuance (which shall  be  a  Business


Day),  (ii)  the face amount of the Letter of Credit,  (iii)  the expiration  date of the Letter of Credit, and (iv) the  name  and address of the beneficiary with respect to such Letter of Credit.





      3.3Reimbursements.   Prior to 2:00 p.m.,  Charlotte,  North


Carolina  time,  on  any  Disbursement Date  the  Borrowers  will reimburse  the  LC  Bank for all amounts which it  has  disbursed under  a  Letter  of Credit.  In the event the  LC  Bank  is  not reimbursed by the Borrowers on the Disbursement Date, the Lenders


shall fund (without any requirement that the conditions set forth in  Article  V  shall  have  been  fulfilled)  the  reimbursement obligation  therefor  by making Revolving Loans  as  provided  in


Section  2.1 (the Borrowers being deemed to have given  a  timely request  therefor  for such amount); provided, however,  for  the purpose of determining the availability of a borrowing under  the


Revolving  Line of Credit immediately prior to giving  effect  to the  application  of the proceeds of such Revolving  Loans,  such


Letter  of Credit shall be deemed not to be outstanding  at  such time.





      The  Borrowers'  obligations  under  this  Section  3.3  to


reimburse   the  LC  Bank  with  respect  to  each   disbursement


(including  interest thereon) in respect of a Letter  of  Credit,


shall   be   absolute  and  unconditional  under  any   and   all


circumstances  and  irrespective of any setoff,  counterclaim  or defense  to  payment  that the Borrowers may  have  or  have  had against  any  Lender or any beneficiary of a  Letter  of  Credit,


including any defense based upon the occurrence of any Default or


Event  of  Default,  any draft, demand or  certificate  or  other document presented under a Letter of Credit proving to be forged,


fraudulent,   invalid  or  insufficient,  the  failure   of   any


disbursement to conform to the terms of the applicable Letter  of


Credit   (if  in  good  faith  opinion  of  the  LC  Bank,   such


disbursement   is   determined  to   be   appropriate)   or   any


nonapplication  or  misapplication  by  the  beneficiary  of  the proceeds  of such disbursement, or the legality, validity,  form,


regularity or enforceability of such Letter of Credit.





     3.4Letter of Credit Fees.  The Borrowers agree to pay the LC


Bank,  on  demand, the LC Bank's standard opening  and  operating fees,  commissions and charges in effect from time  to  time  for


issuing  and  administering  any  Letters  of  Credit,   all   in


accordance  with  the LC Agreements relating to such  Letters  of


Credit,  and  all  interest due under such  LC  Agreements.   The


Borrowers  further agree to pay to the LC Bank (i) a fee  at  the rate of three-quarters percent (3/4%) per annum of any Letter  of


Credit  that is not a Documentary Letter of Credit for the period commencing  on the date of issuance of such Letter of Credit  and ending  on the termination date of such Letter of Credit, payable on  the date of issuance of such Letter of Credit and (ii) a  fee at  the rate of three-sixteenths of one percent (0.1875%) of  the amount  of  each  drawing under a Documentary Letter  of  Credit,


payable  at the time of the drawing; provided, however, that  the minimum  fee for any Documentary Letter of Credit shall  be  $50.


The   Lenders  shall  fund  (without  any  requirement  that  the conditions set forth in Article V shall have been fulfilled)  the amount  of any such fees, commissions, charges and interest  when due  and payable through Revolving Loans, to the extent available


(the  Borrowers being deemed to have given a timely Loan  request therefor).





      3.5Reimbursement and Other Obligations.  All obligations of a  Borrower  to  pay  money  to the LC  Bank,  including  without limitation, any reimbursement obligations pursuant to Section 3.3 or  pursuant to the LC Agreements, shall be deemed Obligations of


all   Borrowers  hereunder  jointly  and  severally,  and   shall


constitute  Obligations under the Agreement and  the  other  Loan


Documents.





      3.6Other  Terms.   All other terms and  conditions  of  the


Letters  of  Credit  shall be subject  to  and  governed  by  the provisions of the LC Agreements relating to each specific  Letter of Credit.


      3.7Participations in Letters of Credit.  The LC  Bank  will sell and the other Lenders will purchase, participation interests in the Letters of Credit, such that the relative risks, benefits,


fees and expenses of each Letter of Credit will be shared by  the


Lenders pro rata based on each Lender's Commitment as compared to the Total Commitment.








ARTICLE  IVProvisions Applicable to Both the Letters Of Creditand


he Revolving Credit Loans





      4.1   Capital Adequacy.  In the event that any Lender shall


have  determined that the adoption of any applicable  law,  rule,


regulation or guideline regarding capital adequacy, or any change therein,  or  any change in the interpretation or  administration thereof by any governmental authority, central bank or comparable agency  charged with the interpretation or administration thereof or by any court, or compliance by such Lender with any request or directive  regarding capital adequacy (whether or not having  the force  of  law) of any such authority, central bank or comparable agency,  has  or would have the effect of reducing  the  rate  of


return  on  such  Lender's  capital  as  a  consequence  of   its


obligations  hereunder to a level below that  which  such  Lender could  have  achieved but for such adoption, change or compliance


(taking into consideration such Lender's policies as the case may be, with respect to capital adequacy) by an amount deemed by such


Lender  to  be material, then the Borrowers, within fifteen  (15)


days  of  any written request by such Lender, shall pay  to  such


Lender such additional amount or amounts as will compensate  such


Lender for any such reduction suffered; provided that no Borrower shall  be obligated to pay any such amounts for actual reductions suffered  more than one hundred-twenty (120) days  prior  to  the date  of  such request.  Within a reasonable time after making  a request  for  such additional amount hereunder, the  Lender  will furnish  to  the  Borrowers  a statement  certifying  the  amount hereunder,  the Lender will furnish to the Borrowers a  statement certifying the amount of such reduction and describing the  event giving  rise to such reduction, which describing the event giving rise  to  such reduction, which determination shall be conclusive absent manifest error.  Failure on the part of a Lender to demand payment  of any additional amounts hereunder shall not constitute a  waiver of such Lender's right to demand payment of any amounts arising  at any subsequent time.  Nothing herein contained  shall be construed or so operate as to require the Borrowers to pay any interest,  fees,  costs or charges greater than is  permitted  by applicable law.





      4.2Taxes.





       (a)   Any  and all payments by the Borrowers hereunder  or


under  the  Notes, the LC Agreements or the other Loan  Documents shall  be  made in accordance with the terms hereof and  thereof,


free  and clear of and without deduction for any and all  present


or   future  taxes,  levies,  imposts,  deductions,  charges   or


withholdings, and all liabilities with respect thereto, excluding taxes measured by net income, and franchise taxes imposed on  any


Lender,  by the jurisdiction under the laws of which such  Lender is organized or transacting business or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions,


charges,  withholdings and liabilities being hereinafter referred to  as  "Taxes").  If the Borrowers shall be required by  law  to deduct any Taxes from or in respect of any sum payable under  any such  documents  to  a  Lender, (i)  the  sum  payable  shall  be increased  as may be necessary so that after making all  required deductions  (including deductions applicable to  additional  sums payable  under this Section 4.2) such Lender receives  an  amount equal  to  the sum it would have received had no such  deductions been  made,  (ii)  the  Borrowers  shall  make  such  deductions,


(iii)  the  Borrowers shall pay the full amount deducted  to  the relevant taxation authority or other authority in accordance with applicable  law,  and (iv) the Borrowers shall  deliver  to  such


Lender   evidence  of  such  payment  to  the  relevant  taxation


authority or other authority.





       (b)   In addition, the Borrowers agree to pay any and  all


present or future intangibles, stamp or documentary taxes or  any other excise or property taxes, charges or similar levies of  the


United  States or any state or political subdivision  thereof  or any  applicable foreign jurisdiction that arise from any  payment made  hereunder  or from the execution, delivery or  registration of,  or  otherwise  with respect to, this Agreement  (hereinafter referred to as "Other Taxes").





       (c)   The Borrowers hereby agree jointly and severally  to


indemnify the Agent and each Lender for the full amount of  Taxes or  Other Taxes (including without limitation, any Taxes or Other


Taxes  imposed by any jurisdiction on amounts payable under  this


Section  4.2) paid by the Agent and any Lender (as the  case  may


be)   and  any  liability  (including  penalties,  interest   and


expenses)  arising  therefrom  or  with  respect  thereto.   This


indemnification shall be made within 30 days from  the  date  the


Agent or any Lender makes written demand therefor.





       (d)  Within 30 days after the date of any payment of Taxes pursuant to this Section 4.2, the Borrowers will furnish  to  the relevant  Lender the original or a certified copy  of  a  receipt evidencing payment thereof.





       (e)   Without  prejudice  to the  survival  of  any  other


agreement   of  the  Borrowers  hereunder,  the  agreements   and


obligations of the Borrowers contained in this Section 4.2  shall survive  the  payment in full of principal and interest  and  all other payments due hereunder.


ARTICLE VClosing; Conditions of Closing and Borrowing

       5.1Closing. The Closing shall take place at 10:00 a.m. on March 9, 1993 at the offices of Robinson, Bradshaw & Hinson, P.A., 1900 Independence Center, 101 North Tryon Street, Charlotte, North Carolina 28246 or at such time as the parties hereto shall mutually agree.

      5.2Conditions of Loans and Advances. The obligation of the Lenders to close this financing or to make any Loans or advances under this Agreement is subject to: (a) the accuracy and correctness of the representations and warranties of the Borrowers contained herein, in the other Loan Documents and in any certificate delivered pursuant to this Agreement or the other Loan Documents, in all respects as if made on the date of such Loan or advance; (b) the performance by the Borrowers of their respective agreements contained herein and in the other Loan Documents; and (c) the continued satisfaction of the following conditions:

     5.2.1Executed Loan Documents.

      (a) Certain Documents. The following Loan Documents shall have been duly authorized, executed and delivered by the appropriate Borrower or Borrowers, in form and substance satisfactory to each Lender, shall be in full force and effect and no event of default, as defined therein, or event or condition that, with the lapse of time or giving of notice, or both, would constitute an event of default thereunder, shall exist, and the Agent and each Lender shall have received fully executed originals thereof:

               (i)  the Notes; and

               (ii) the Continuing Letter of Credit Agreement attached hereto as Exhibit B.

     (b) Intercreditor Matters. The Agent and the Lenders shall have entered into a satisfactory intercreditor agreement setting forth the rights and responsibilities of the Agent and the Lenders.

     5.2.2Closing Certificates, etc.

      (a) Certificates of the Borrowers. The Agent and the Lenders shall have received a certificate dated as of the Closing Date from each Borrower, in form and substance satisfactory to the Lenders, to the effect that all representations and warranties of such Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that such Borrower is not in violation of any of the covenants contained in this Agreement or the other Loan Documents; that, giving effect to the transactions contemplated by this Agreement, no Event of Default nor any event or condition which with notice, lapse of time, or both would constitute such an Event of Default, has occurred and is continuing; and that each Borrower has satisfied each of the closing conditions applicable to such Borrower. Each request for an advance under the Revolving Line of Credit, each application for a Letter of Credit and each advance made or Letter of Credit issued by any Lender on behalf of a Borrower pursuant to such request or application shall be deemed to be a new certification by the Borrowers under this Section 5.2.2(a) as of the date of such request or advance.

      (b) Certificates of Secretary. The Agent and the Lenders shall have received a certificate dated as of the Closing Date of the Secretary or an Assistant Secretary of each Borrower certifying: (a) that attached thereto is a true and complete copy of the bylaws of such Borrower, as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents; and (c) as to the incumbency and genuineness of the signature of each officer of such Borrower, as applicable, executing this Agreement or any of the other Loan Documents.

      (c) Articles of Incorporation. The Agent and the Lenders shall have received copies of the certificate of incorporation of each Borrower and all amendments thereto, certified as of a recent date by the Secretary of State of such Borrower's state of incorporation and a certification by each Borrower that such certificate of incorporation have not been amended since such date.

      (d) Certificates of Good Standing. With respect to each Borrower, the Agent and the Lenders shall have received (i) a long-form certificate as of a recent date of such corporation's good standing under the laws its state of incorporation and of each state in which it is authorized to transact business, and
(ii) good standing certificates from the Department of Revenue of the state of incorporation of each Borrower, indicating that such Borrower has filed all required tax returns and such Borrower owes no delinquent taxes.

      (e) Opinion of Counsel to the Borrower. The Lenders shall have received the favorable opinion of the law firm of Moore & Van Allen, counsel for the Borrowers, dated as of the Closing Date and addressed to the Lenders, as to the matters set forth on Exhibit D hereto, in form and substance satisfactory to the Lenders.

     5.2.3Consents, No Adverse Change.

      (a) Governmental Approvals. All necessary approvals, authorizations and consents, if any be required, of all governmental bodies (including courts) having jurisdiction with respect to the transactions contemplated by this Agreement shall have been obtained.

      (b) No Injunction, Etc. No injunction, restraining order, or judgment before any court, governmental agency or legislative body shall have been obtained which enjoins, restrains, or prohibits, or awards substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby.

      (c) Event of Default. No Event of Default, nor any event or condition which, with notice, lapse of time or the making of any Loan or advance, would constitute an Event of Default, shall have occurred and be continuing.

     5.2.4Miscellaneous.

      (a) Proceedings and Documents. All certificates and other instruments and documents and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Agent and the Lenders shall have received copies of all other certificates, instruments and documents, and other evidence as they may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

      (b) Disbursement Instructions. The Lenders shall have received written instructions and authorization from the Borrowers to the Lenders as to the payment of any proceeds of Loans made under this Agreement that are to be paid on the Closing Date.

      (c)  Payment at Closing.  There shall have been paid by the
Borrowers to the respective parties entitled thereto the fees and
expenses   due   hereunder,  including  the  fees  described   in
Section 2.8.

      5.3Waiver of Conditions Precedent. If any Lender makes  any


Loan or advance hereunder prior to the fulfillment of any of  the conditions precedent set forth in this Article V, the  making  of such  Loan or advance shall constitute only an extension of  time for  the  fulfillment of such condition and not a waiver thereof,


and  each  Borrower  shall thereafter use  its  best  efforts  to fulfill each such condition promptly.


ARTICLE VIRepresentations and Warranties





      In order to induce the Lenders to enter into this Agreement and  to  make  the  Loans, each of the Borrowers  (severally  and jointly  with the other Borrowers) makes the following warranties and  representations to the Agent and the Lenders, all  of  which shall be true and correct as of the date the initial Loan is made hereunder  and shall survive the execution of this Agreement  and the making of such initial Loan:





     6.1Corporate Organization and Power.   Each of the Borrowers


(i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation  and


(ii) is qualified to do business and is in good standing in every other  jurisdiction in which the nature of its  business  or  the ownership  of  its properties requires it to be so qualified  and where failure to so qualify would have a Material Adverse Effect.


Each Borrower (x) has the requisite corporate power and authority and  the  right to own and operate its properties, to  lease  the property it operates under lease, and to conduct its business  as now and proposed to be conducted; (y) has full power to engage in the  transactions  contemplated hereby  and  in  the  other  Loan


Documents; and (z) has the full power, authority and legal  right to  execute  and  deliver  this Agreement,  and  the  other  Loan


Documents executed by it and to perform and observe the terms and provisions hereof and thereof.  Cato, as of the date hereof,  has no Subsidiaries except CHW, which is a wholly owned Subsidiary of


Cato.





      6.2Litigation; Government Regulation.  As  of  the  Closing


Date,  there  are  no material actions, suits, investigations  or proceedings  pending  or,  to  the knowledge  of  each  Borrower,


threatened  against or affecting any Borrower, or  that  question the validity of this Agreement, or any of the Loan Documents,  at law  or  in equity before any court or administrative officer  or agency,  and  no Borrower is in violation of or in default  under any applicable statute, rule, order, decree, writ, injunction  or regulation  of any governmental body (including any court)  where such violation may have a Material Adverse Effect.





      6.3Taxes.  No Borrower is delinquent in the payment of  any taxes,  including sales taxes, that have been levied or  assessed by  any  governmental authority against it or its assets,  unless such  taxes  are being diligently contested by such  Borrower  by appropriate proceedings and the failure to timely pay such  taxes will  not  have a Material Adversely Effect.  Each  Borrower  has timely  filed  all tax returns that are required  by  law  to  be filed, and has paid all taxes shown on said returns and all other assessments  or  fees  levied upon such  Borrower,  or  upon  its properties  to  the extent that such taxes, assessments  or  fees have  become due and if not due, such taxes have been  adequately


provided  for.   To the knowledge of each Borrower,  no  material


controversy in respect of income taxes is pending or threatened.





      6.4Enforceability of Loan Documents; Compliance With  Other


Instruents.  Each of the Loan Documents executed by any  Borrower is  the  legal,  valid and binding obligation of  such  Borrower,


enforceable against such Borrower in accordance with  its  terms.


No Borrower is in default in any material respect with respect to any  indenture, loan agreement, mortgage, lease, deed or  similar agreement  related  to  the borrowing of  monies  to  which  such


Borrower  is  a  party  or  by which it  is  bound.  Neither  the execution, delivery or performance of the Loan Documents executed by  the  Borrowers, nor compliance therewith:  (a)  conflicts  or will conflict with or results or will result in any breach of, or constitutes  or will constitute with the passage of time  or  the giving of notice or both, a default under, (i) the certificate of incorporation  or bylaws of any Borrower, (ii)  any  law,  order,


writ,   injunction  or  decree  of  any  court  or   governmental


authority,  or  (iii) any agreement or instrument  to  which  any


Borrower  is a party or by which any Borrower, or its  respective properties,  is  bound  or (b) results  or  will  result  in  the creation  or  imposition of any lien, charge or encumbrance  upon its  properties  pursuant  to any such agreement  or  instrument,


except Permitted Liens.





     6.5Governmental Authorization.  No authorization, consent or approval  of,  or  declaration or filing with,  any  governmental authority  is  required  for the valid  execution,  delivery  and performance  by  each  Borrower of  the  Loan  Documents  or  the consummation  by  each Borrower of the transactions  contemplated hereby  and thereby.  Each Borrower has, and is in good  standing with  respect  to, all material governmental approvals,  permits,


certificates, inspections, consents and franchises  necessary  to continue  to  conduct  its  respective businesses  as  heretofore conducted and to own or lease and operate its properties  as  now


owned  or  leased  by  it.   None  of  such  approvals,  permits,


certificates,   consents,  or  franchises  contains   any   term,


provision, condition or limitation more burdensome than  such  as are  generally  applicable to Persons  engaged  in  the  same  or similar business as such Borrower.





       6.6Event  of  Default.   No  event  has  occurred  and  is


continuing  that  constitutes  an  Event  of  Default  or   would


constitute such an Event of Default after notice or lapse of time or both.





      6.7Margin  Securities.   Neither the  making  of  any  Loan


hereunder,  nor the use of the proceeds thereof, will violate  or be inconsistent with the provisions of Regulation G, T, U or X of the  Board of Governors of the Federal Reserve System and no part of  the  proceeds of any Loans will be used to purchase or  carry any Margin Stock in violation of Regulation U or to extend credit for  the  purpose of purchasing or carrying any Margin  Stock  in violation of Regulation U.





      6.8Full  Disclosure.  None of the Loan Documents,  nor  any


statements furnished to the Agent or any Lender by or  on  behalf of  a  Borrower in connection with the transactions  contemplated


Loan  Documents, contains any untrue statement of a material fact or  omits  a  material  fact necessary  to  make  the  statements contained  therein or herein not misleading.  There  is  no  fact known to either Borrower  not disclosed to the Lenders in writing that  has  or, to the best of either Borrower's knowledge,  would have a Material Adverse Effect.





     6.9ERISA.





      (a)   No  accumulated  funding deficiency  (as  defined  in


Section  302  of  ERISA and Section 412 of the  Internal  Revenue


Code),  whether or not waived, has occurred with respect  to  any


Employee  Plan, and no termination event or Reportable Event  has occurred or is reasonably expected to occur with respect  to  any


Employee  Plan.  The present value of all accrued benefits  under each  Employee Plan (based on those assumptions used to fund such


Employee  Plan)  did not, as of the most recent  valuation  date,


exceed the then current value of the assets of such Employee Plan allocable  to such benefits.  Full payment has been  made  on  or before the due date thereof of all amounts that each Borrower  is required  under the terms of each Employee Plan to have  paid  as contributions to such plan.





     (b)  No Borrower has incurred any withdrawal liability under


Section 4201 of ERISA.





       (c)   No  Borrower  has  participated  in  any  prohibited


transaction  (as defined in Section 406 or ERISA or Section  4975 of  the  Internal  Revenue Code), which  has  subjected,  or  may subject,  it  to  any material civil penalty or  tax  imposed  by


Section  502(i) of ERISA or Section 4975 of the Internal  Revenue


Code,  respectively. No Borrower has incurred, or  is  reasonably expected  to incur, any liability to the Pension Benefit Guaranty


Corporation  (other than for insurance premiums which  have  been paid when due).





      (d)   To  the  knowledge  of each  Borrower  and  based  on


actuarial  reports, the present value (determined using actuarial and  other  assumptions that are reasonable  in  respect  of  the


benefits  provided  and  the  employees  participating)  of   the


liability  of  each Borrower for post-retirement benefits  to  be provided  to  its current and former employees under all  welfare benefit plans (as defined in Section 3(1) of ERISA) does not,  in the  aggregate, exceed the assets under all such plans  allocable to  such benefits by an amount that would have a Material Adverse


Effect.





      (e)  The execution and delivery of this Agreement will  not involve  any transaction which is subject to the prohibitions  of


Section  406 of ERISA or in connection with which a tax could  be imposed pursuant to Section 4975 of the Internal Revenue Code.





     (f)  No Borrower is making or has ever made or been required to make any contributions to a Multiemployer Plan.





      6.10Financial Statements.  The Financial Statements of  the


Borrowers delivered to the Lenders by the Borrowers in connection with  this Loan Agreement have been prepared by the Borrowers  in accordance with Generally Accepted Accounting Principles, and  in the case of the most recent annual Financial Statements have been


audited   by  Ernst  and  Young,  independent  certified   public


accountants,  in  accordance  with  generally  accepted  auditing standards, and they contain no material misstatement or  omission and  fairly  present the consolidated financial position,  assets and  liabilities  of  the Borrowers as of  the  respective  dates thereof  and the results of operations of the Borrowers  for  the respective  periods then ended.  Since the date of the  unaudited


Financial  Statements for the most recent fiscal  quarter,  there has  been no material adverse change in the consolidated  assets,


liabilities or financial position of Cato and its Subsidiaries or in  the  consolidated  results of  operations  of  Cato  and  its


Subsidiaries,  and  neither  of the Borrowers  has  incurred  any obligation  or  liability  that would  have  a  Material  Adverse


Effect.





      6.11Title  to Assets.  Each Borrower has good, indefeasible and  merchantable  title in fee simple (or its  equivalent  under applicable  law) to and ownership of the properties owned  by  it


(as  reflected in the Financial Statements) and all of its  other assets, including without limitation, the assets reflected in the most  recent Financial Statements, free and clear of  all  liens,


claims,  security  interests and encumbrances,  except  those  in favor  of  the  Lenders  and Permitted  Liens;  and,  except  for financing  statements filed in connection with a  loan  agreement being  terminated on the Closing Date following the discharge  on the  Closing Date of all indebtedness thereunder, which financing statements shall be promptly terminated, and financing statements filed  in  connection  with  the Permitted  Liens,  no  financing statement  under  the  Uniform Commercial  Code  that  names  any


Borrower  as debtor has been filed and is still in effect,  other than  in  favor  of the Lenders, and no Borrower has  signed  any financing  statement  or any security agreement  authorizing  any secured  party  thereunder to file any such financing  statement.


Each  Borrower  enjoys peaceful and undisturbed possession  under substantially all of its leases and all such leases are valid and subsisting and in full force and effect.





      6.12Use  of Proceeds.  Each Borrower's uses of the proceeds of  any  Loans made by the Lenders to the Borrowers  pursuant  to this Agreement are, and continue to be, legal and proper uses and such uses are and will be consistent with all applicable laws and statutes, as in effect from time to time.





      6.13Environmental Matters.  Except for permitted operations in  full compliance with all applicable federal, state and  local


Environmental  Laws, regulations and rules:  (a)   No  dangerous,


hazardous   or   toxic   substances,  pollutants,   contaminants,


chemicals,  wastes,  or  materials, within  the  meaning  of  any applicable  federal, state or local laws, regulations  or  orders


and     including     without    limitation    urea-formaldehyde,


polychlorinated  biphenyls (PCB's), nuclear fuel  or  waste,  and petroleum,  including but not limited to crude oil, natural  gas,


natural  gas liquids, gasoline and synthetic gas, are  stored  or otherwise  located on the Realty owned or leased by any  Borrower


(excluding  de minimis quantities of materials and quantities  of such  materials  in normal office and cleaning products)  and  no part of the Realty owned or leased by any Borrower, including the groundwater located thereon and thereunder, is presently known by


the  Borrower  to  be  contaminated by any  such  substance.   No


improvement located on the Realty owned or leased by any Borrower is known to contain any friable asbestos or substances containing asbestos  and  deemed hazardous by any federal,  state  or  local


laws,  regulations or orders respecting such  material.   To  the


knowledge  of  the  Borrower, there  were  no  releases  of  such


hazardous   substances,  materials  or  wastes  on   any   Realty


previously  owned by the Borrower while the Borrower  owned  such


Realty;





      (b)  No Realty owned or  leased by the Borrower has, to the knowledge  of the Borrower, ever been used as or for  a  mine,  a gasoline  service station, or an above-ground petroleum  products storage  facility, a landfill, a dump or other disposal facility,


or for industrial, or manufacturing purposes;





      (c)   To  the  knowledge  of the Borrowers,  there  are  no


underground  storage  tanks situated on  the  Denmark  Road  Real


Estate,  other  than tanks installed by the Borrower  which  have been  appropriately  emptied and filled in  compliance  with  all


applicable  Environment  Laws  and,  to  the  knowledge  of   the


Borrower, no underground leakage from such tanks has occurred;





     (d)  All activities, and operations of each Borrower meet in


all   material  respects  the  requirements  of  all   applicable


Environmental  Laws  and regulations of all  federal,  state  and local  governments or regulatory bodies having jurisdiction  over such  Borrower, or its properties, including without  limitation,


RCRA and CERCLA;


      (e)   The  Borrower, to its knowledge,  has  never  sent  a


hazardous  substance to a site which, pursuant to CERCLA  or  any


similar   state  law,  (1)  has  been  placed  on  the  "National


Priorities List" of hazardous wastes, or (2) which is subject  to a  claim,  an  administrative order  or  other  request  to  take


"removal"  or "remedial" action (as defined under CERCLA)  or  to pay for the costs of cleaning up such a site;





      (f)  The Borrower, to its knowledge, is not involved in any suit  or  proceeding  nor has it received  any  notice  from  any governmental  agency  with  respect to  a  release  of  hazardous substances  nor  has it received notice of any  claims  from  any person  or entity relating to personal injuries from exposure  to hazardous substances; and





      (g)   The  Borrower has timely filed all  material  reports


required  to  be filed, has acquired all necessary  certificates,


approvals  and  permits and has generated and maintained  in  all material  respects all required data, documentation  and  records under any applicable Environmental Laws.





      6.14Authorization.  The execution, performance and delivery of  the  Loan Documents by the Borrowers are within the corporate powers  of  such Borrowers and have been duly authorized  by  all necessary  and appropriate corporate action and validly  executed and delivered.





      6.15Assets for Conduct of Business.  Each of the  Borrowers


possesses    adequate   assets,   licenses,    patents,    patent


applications,  copyrights,  trademarks,  servicemarks  and  trade


names   to   continue  to  conduct  its  business  as  heretofore


conducted,  without  any material conflict  with  the  rights  of others.





      6.16Compliance With Laws.  Each of the Borrowers  has  duly complied  with,  and the Realty and its business  operations  and leaseholds are in compliance in all material respects  with,  the provisions  of  all  federal, state  and  local  law,  rules  and regulations  applicable  to  such Borrower,  the  Realty  or  the


conduct   of   such   Borrower's  business,  including,   without


limitation, all federal and state securities and antitrust  laws,


ERISA  and  OSHA,  and there have been no citations,  notices  or orders  of noncompliance issued to such Borrower under  any  such law,  rule  or  regulation which would have  a  Material  Adverse


Effect.





      6.17Withholding Taxes.  Each of the Borrowers is current in respect  to  payment of all federal and state withholding  taxes,


social  security  taxes and other payroll  taxes.   Each  of  the


Borrowers  currently  accrues  its payroll  tax  obligations  and maintains  sufficient  available funds or borrowing  capacity  to satisfy its payroll tax liability, if any.





      6.18Contracts; Labor Disputes.  No Borrower is a  party  to any  contract  or agreement, or subject to any charge,  corporate restriction,  judgment, injunction, decree, rule,  regulation  or order  of any court of governmental authority, which has or would have  a  Material  Adverse Effect.  As of the  Closing  Date,  no


Borrower is a party to any general labor disputes, and there  are no  strikes or walkouts relating to any labor contracts to  which any Borrower is a party.





      6.19Outstanding Indebtedness.  As of the Closing  Date,  no


Borrower  has  outstanding any Indebtedness for  money  borrowed,


other  than  for  outstanding Letters of Credit  issued  for  the account of any Borrower, in excess of $50,000.








ARTICLE VIIAffirmative Covenants





      Until  payment in full of all Obligations of  each  of  the


Borrowers to each of the Lenders, each of the Borrowers covenants and agrees that, unless the Lenders consent otherwise in writing:





       7.1Repayment of Obligations.  The Borrowers will  promptly repay the Obligations when due, including without limitation  the amounts  due  under  the Notes, according to the  terms  of  this


Agreement and the other Loan Documents.





       7.2Performance Under Loan Documents.  Each  Borrower  will perform all obligations required to be performed by it under  the terms  of  this  Agreement and the other Loan Documents  and  any other  agreements  now  or  hereafter existing  or  entered  into between  any of the Borrowers and the Lenders, subject to  notice and cure provisions contained therein.





       7.3Financial and Business Information about the Borrowers.


The  Borrowers shall deliver, or cause to be delivered,  to  each


Lender:





       (a)  As soon as practicable and in any event within forty-


five (45) days after the close of each fiscal quarter (except the fourth  quarter  in  each fiscal year) of  Cato,  a  consolidated balance  sheet of Cato and its Subsidiaries as of  the  close  of such  fiscal  quarter and consolidated statements of  income  and retained earnings and cash flows for that fiscal quarter and  for the portion of the fiscal year then ended, prepared in accordance with Generally Accepted Accounting Principles, applied on a basis consistent  with  that  of  the preceding  period  or  containing disclosure of the effect on the financial position or results  of


operation   of  any  change  in  the  application  of  accounting


principles and practices during the period and certified  by  the chief financial officer of Cato;





       (b)   As  soon as practicable and in any event within  one


hundred  twenty  (120) days after the close of a fiscal  year  of


Cato,  beginning with the close of the fiscal year ending January


30,  1993, an audited  consolidated balance sheet of Cato and its


Subsidiaries as of the close of such fiscal year, and an  audited consolidated statement of income, and retained earnings and  cash flows  prepared in accordance with Generally Accepted  Accounting


Principles,  each  audited  by  an independent  certified  public accountant acceptable to the Lenders in accordance with generally accepted  auditing standards, applied on a basis consistent  with those  of  the  preceding year or containing  disclosure  of  the effect  on the financial position or results of operation of  any change in the application of accounting  principles and practices during  the  year; such financial statements shall be accompanied by  a  report  thereon  by  such  certified  public  accountants,


containing an opinion that is not qualified with respect to scope limitations  or accounting principles followed by  Cato  and  its


Subsidiaries  not  being  in accordance with  Generally  Accepted


Accounting Principles, all in a form acceptable to the Agent  and the Lenders;





       (c)   Concurrently  with  the delivery  of  the  financial


statements of the Borrower described in subsection (b)  above,  a certificate  from  the independent certified  public  accountants that  in making their examination of the financial statements  of the  Borrower,  they obtained no knowledge of the  occurrence  or existence  of any condition or event which constitutes  or  would constitute, upon the giving of notice or lapse of time  or  both,


any  Event  of Default, or a statement specifying the nature  and period  of existence of any such condition or event disclosed  by their examination;





       (d)   Concurrently  with  the delivery  of  the  financial


statements  described  in  subsections  (a)  and  (b)  above,   a


certificate from the Borrowers by a Designated Officer certifying to  the Lenders that the Borrowers have kept, observed, performed and  fulfilled in all material respects each and every  covenant,


obligation  and agreement binding upon any Borrower contained  in this  Loan  Agreement or the other Loan Documents,  and  that  no


Event of Default, or any event which with the giving of notice or lapse  of time or both would constitute an Event of Default,  has occurred, or specifying any such Event of Default;





       (e)   Such other information about the financial condition


and  operations of any Borrower as the Required Lenders may  from time to time reasonably request.





      7.4Notice of Certain Events.  The Borrowers shall promptly,


but  in  no  event later than three (3) Business  Days  after  an executive officer of any Borrower obtains knowledge thereof, give written notice to the Lenders of:  (a) any material litigation or proceeding brought against any Borrower, whether or not the claim is  considered  by any such Borrower to be covered  by  insurance


(for  the  purpose  hereof, any litigation against  any  Borrower seeking to recover $1,000,000 or more in damages shall be  deemed material); (b) any written notice of a violation received by  any


Borrower from any governmental regulatory body or law enforcement authority which, if such violation were established, would have a


Material  Adverse  Effect;  (c) any labor  controversy  that  has resulted  in a strike or other work action that might  reasonably


be   expected  to  have  a  Material  Adverse  Effect;  (d)   any


attachment,  lien,  or  levy that may be placed  on  or  assessed against or threatened against any Borrower, or any property of  a


Borrower, other than Permitted Liens; (e) any judgments or orders involving  cost  to  the  Borrowers in  aggregate  of  more  than


$500,000  in  any fiscal year; (f) any Event of  Default  or  any


Default;  and  (g)  any other matter that has  or  would  have  a


Material  Adverse  Effect.   The Borrowers  shall  promptly  give


notice to the Lenders of any change in any Designated Officer.





       7.5Corporate Existence and Maintenance of Properties.  (a)


Each  of  the Borrowers shall maintain and preserve its corporate existence and all rights, privileges and franchises now  enjoyed;


provided, however, that any Subsidiary of Cato may merge with and into  Cato  or  any other Subsidiary of Cato;  (b)  each  of  the


Borrowers shall conduct its business in an orderly, efficient and customary  manner, keep its tangible properties in  good  working order  and  condition (normal wear and tear excepted),  and  from time  to  time  make  all  needed  repairs  to,  renewals  of  or replacements of such properties (except to the extent that any of such  properties is obsolete or is being replaced)  so  that  the efficiency  of  such  property  shall  be  fully  maintained  and preserved; and (c) each Borrower shall file or cause to be  filed in  a  timely  manner  all reports, applications,  estimates  and licenses that shall be required by any governmental authority and which, if not timely filed, would have a Material Adverse Effect.





        7.6Payment   of   Indebtedness;  Performance   of   Other


Obligations.    Each of the Borrowers shall pay all  Indebtedness


for   money  borrowed  at  maturity  when  due,  and  all   other


obligations in accordance with customary trade practices.





      7.7Maintenance of Insurance.





       Notwithstanding any provision in any other Loan  Documents requiring  specified types or amounts of insurance, the Borrowers


shall   maintain   worker's  compensation  insurance,   liability


insurance  and insurance on its properties, assets and  business,


now  owned or hereafter acquired, against such casualties,  risks and  contingencies, and in such types and amounts and  with  such insurance companies as shall be selected by management of Cato in its  reasonable discretion and as are customarily  maintained  by prudent companies similarly situated in the Borrower's industry.


       7.8Maintenance  of  Books  and Records;  Inspection.   The


Borrower shall maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with Generally Accepted Accounting Principles  and  in compliance  with  the regulations of any governmental  regulatory body  having  jurisdiction over it.  Each of the Borrowers  shall permit any representative of the Lenders to visit and inspect any of  the  properties  of such Borrower, to examine  all  books  of accounts,  records, reports and other papers, to make copies  and extracts  therefrom,  and to discuss the  affairs,  finances  and accounts  of such Borrower with its executive officers and,  upon the  consent  of  such Borrower, which shall not be  unreasonably


withheld,  its  independent  public  accountants  (and  by   this


provision  each Borrower authorizes said accountants  to  discuss the  finances  and affairs of such Borrower and to  provide  said accountants with such further written authorization as  they  may require),  all at such reasonable times and as often  as  may  be reasonably requested.





       7.9Compliance with ERISA.  Each Borrower shall:  (i)  make timely  payment  of contributions required to  meet  the  minimum funding standards set forth in ERISA with respect to any Employee


Plan;  (ii) promptly, upon the request of any Lender, furnish  to the  Lenders  copies of any annual report required  to  be  filed under ERISA in connection with the Employee Plan; (iii) not  take any action or fail to take action, the result of which action  or inaction could be a material liability of Borrower to the Pension


Benefit  Guaranty  Corporation or to a  Multiemployer  Plan;  and


(iv)  notify the Lenders as soon as practicable of any Reportable


Event  and  of  any  additional  act  or  condition  arising   in


connection  with  any Pension Plan which such  Borrower  believes might  constitute  grounds  for the termination  thereof  by  the


Pension  Benefit Guaranty Corporation or for the  appointment  by the  appropriate  United States District Court of  a  trustee  to


administer  such  plan.   No Borrower shall  participate  in  any


Prohibited  Transaction which could subject any Borrower  to  any material  civil  penalty under ERISA or material  tax  under  the


Internal  Revenue Code.  Each Borrower shall furnish to a  Lender upon  a  Lender's request such additional information  about  any


Employee Plan or other employee benefit plan as may be reasonably requested by such Lender.





       7.10COBRA.  The Employee Plans shall be operated in such a manner  that  none of the Borrowers will incur any  material  tax liability under Section 4980B of the Internal Revenue Code or any material  liability to any qualified beneficiary  as  defined  in


Section 4980B.





      7.11Payment of Taxes.  Each Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon  it  or  upon its income or profits, or upon any  properties belonging  to  it,  prior to the date on which  penalties  attach thereto,  and all lawful claims which, if unpaid, might become  a lien  or  charge  upon any properties of such Borrower,  provided that  such  Borrower shall not be required to pay any  such  tax,


assessment, charge, levy or claim that is being contested in good faith  and  by  proper proceedings if it has maintained  adequate reserves  (in the good faith judgment of the management  of  such


Borrower)  with  respect  thereto in  accordance  with  Generally


Accepted Accounting Principles.





       7.12Compliance  with Statutes, etc.   Each  Borrower  will


comply  with all applicable statutes, regulations and orders  of,


and  all  applicable  restrictions imposed by,  all  governmental bodies,  domestic or foreign, in respect of the  conduct  of  its business  and the ownership of its property (including applicable


statutes,  regulations,  orders  and  restrictions  relating   to


environmental  standards  and  controls)  other  than  those  the noncompliance  with  which  would not  have  a  Material  Adverse


Effect.    Each  Borrower  shall  also  observe  and  remain   in


compliance  with  all  licenses,  permits,  franchises  or  other authorizations  necessary to the ownership of its  properties  or the conduct of its business, and all covenants and conditions  of all  agreements and instruments to which a Borrower is  a  party,


where  failure  to  comply or failure  to  obtain  would  have  a


Material Adverse Effect.








ARTICLE VIIINegative Covenants





       Until  payment in full of the Obligations,  the  Borrowers jointly  and  severally  covenant  and  agree  that,  unless  the


Required Lenders consent in writing, the Borrowers will not,  nor will  any  Borrower permit any of its Subsidiaries, if  any,  to,


individually or in the aggregate:





       8.1Merger and Dissolution.  Liquidate, windup or dissolve,


or  enter  into  any  consolidation, merger, syndicate  or  other combination or sell, lease or dispose of, in a single transaction or a series of related transactions, its business or assets as  a whole  or  such  part as in the opinion of the  Required  Lenders constitutes  a substantial portion of its business or  assets  or change  its name; provided that any Borrower or Subsidiary  of  a


Borrower  may  enter into a merger or share exchange  transaction without the Required Lenders' prior written consent, if (i)  such


Borrower  or  such Subsidiary will be the surviving entity;  (ii)


immediately  prior to the merger no Default or Event  of  Default exists  hereunder;  (iii)  immediately following  the  merger  no


Default or Event of Default will exist hereunder; (iv) the merger does not violate Section 8.13 hereof and (v) the merger will have no material adverse effect on the Borrowers' ability to repay the


Loans when due.





       8.2Indebtedness.   Create, incur or suffer  to  exist  any


Indebtedness  for  money borrowed or the equivalent  except  for:


(a)  the Obligations owed to the Lenders under this Agreement and the other Loan Documents; (b) Indebtedness owed from one Borrower solely  to the other Borrower; (c) aggregate Indebtedness of  the


Borrowers and their Subsidiaries secured by Purchase Money  Liens not exceeding $1,000,000; (d) Indebtedness permitted pursuant  to


Section 8.4; (e) Indebtedness permitted pursuant to Section 8.16;


and  (f)  other Indebtedness for money borrowed not in excess  of


$250,000.





       8.3Liens  and Encumbrances.  Create, assume or  suffer  to exist  any  deed of trust, mortgage, encumbrance  or  other  lien


(including  a  lien  of  attachment, judgment  or  execution)  or security interest (including the interest of a conditional seller of  goods), securing a charge or obligation, on or of any of  its property,  real  or  personal, whether  now  owned  or  hereafter acquired, except for the liens and security interests in favor of the Lenders and the Permitted Liens.





       8.4Subordinated Debentures and Preferred Stock.  Issue any


Subordinated  Debenture  or Preferred Stock;  provided,  however,


that Cato may issue Subordinated Debentures or Preferred Stock if


each   of  the  following  conditions  are  satisfied:  (i)  such


Subordinated Debentures or Preferred Stock shall not entitle  the


holder   thereof  to  cause  any  of  the  Borrowers   or   their


Subsidiaries to redeem or repurchase such Subordinated Debentures or  Preferred  Stock  at any time before May  31,  2002  (or,  if earlier,  a date four years after the Conversion Date if  any  of the  Revolving  Loans  are converted to Term  Loans  pursuant  to


Section  2.4); (ii) at the time of issuance of such  Subordinated


Debentures  or  Preferred Stock no Default or  Event  of  Default


shall   exist;  and  (iii)  the  issuance  of  such  Subordinated


Debentures or Preferred Stock would not cause a Default or  Event of Default to exist.





       8.5Transactions with Related Persons.   (a)   Directly  or


indirectly  make  any  loan or advance to,  purchase,  assume  or guarantee any note to or from any of its officers, directors,  or


Affiliates, or to or from any member of the immediate  family  of any of its officers, directors, or Affiliates, or subcontract any operations  to any Affiliate, except for (i) transactions,  loans or  advances solely between Cato, CHW and their Subsidiaries  and


(ii) transactions pursuant to the reasonable requirements of such


Borrower's  or  such  Subsidiary's business  and  upon  fair  and reasonable terms to such Borrower or Subsidiary that are no  less favorable  to  such  Borrower or such Subsidiary  than  would  be obtained  in a comparable arm's length transaction with a  Person not an Affiliate of such Borrower or such Subsidiary.





      8.6Restrictions on Dividends, Share Repurchase, etc.





       (a)   Declare  or pay any dividends (other than  dividends


payable  solely  in its own Stock) upon any of its  Stock  (other than  dividends  paid  to a Borrower) if a Default  or  Event  of


Default  exists or would exist immediately after the  payment  of such dividend;





       (b)  Repurchase shares of its own capital stock, provided,


however, that Cato may pay up to $12,000,000 in the aggregate  to purchase  shares  of its own capital stock unless  a  Default  or


Event  of Default exists or would exist immediately after payment for any such purchase; or





       (c)   Make  any other distribution of property  or  assets


(other than distributions of cash or Stock) among the holders  of shares of its Stock.





      8.7Hazardous Wastes.  Permit any hazardous or toxic wastes,


contaminants, oil, radioactive or other materials the removal  of which  is  required  or the maintenance of which  is  restricted,


prohibited  or  penalized by any federal, state or local  agency,


authority  or governmental unit, to be brought on to  any  Realty owned  or  operated  by  any Borrower  or  any  Subsidiary  of  a


Borrower, or if so brought or found located thereon, the presence


of   such  material  shall  be  related  to  operations  in  full


compliance  with  all  applicable  Environmental  Laws,  or   the


Borrower  shall cause such material to be removed as  quickly  as practicable, with proper disposal, and all required environmental cleanup  procedures to be diligently undertaken pursuant  to  all such laws, ordinances and regulations.





      8.8Restricted  Investments.  Except as otherwise  permitted pursuant to this Agreement, purchase, own, invest in or otherwise


acquire,   directly  or  indirectly,  any  Stock,   evidence   of


indebtedness,  or other obligation or security  or  any  interest whatsoever  in any other Person, or make or permit to  exist  any loans, advances or extensions of credit to, or any investment  in cash  or  by delivery of property in, any Person, except for  the following:





               (i)    investments  in  Cash  or  in  any  of  the


               following:





               (A)  investments in debt instruments or  preferred


                    stock  of  issuers  having  short-term   debt


                    securities   rated  no  less  than   A-1   by


                    Standard   &   Poor's  Corporation   or   the


                    equivalent  thereof or no less  than  P-1  by


                    Moody's   Investor  Service,  Inc.   or   the


                    equivalent  thereof  or long-term  securities


                    rated  no  less than A by Standard  &  Poor's


                    Corporation  or the equivalent thereof  by  a


                    different  rating agency, secured  repurchase


                    agreements  in  which  the  underlying   debt


                    instruments  have  such  rating,  or   demand


                    deposits,  time  deposits,  certificates   of


                    deposit and banker's acceptances issued by or


                    entered  into  with  a financial  institution


                    organized under the laws of the United States


                    of America or any state thereof; and





               (B)  investments in common stock of issuers having


                    debt  instruments rated at least A or A-1  or


                    the  equivalent thereof by Standard &  Poor's


                    Corporation or at least P-1 or the equivalent


                    thereof by Moody's Investor Service, Inc.;





               (C)  provided, however, that the aggregate  amount


                    of  investments in common stock described  in


                    clause (B) shall not exceed ten percent (10%)


                    of   the   aggregate  amount  of  investments


                    described in this clause (i);





               (ii) Intercompany Loans;





               (iii)      loans  and advances to  employees   for


               reasonable  travel  and  business  and  relocation


               expenses in the ordinary course of business;





               (iv)  investments in Subsidiaries existing on  the


               Closing Date or created thereafter subject to  the


               conditions set forth in Section 8.14; and





          (v)    any  other  investments  not  exceeding  in  the


aggregate           $500,000.





      8.9Net Worth.  Permit Tangible Net Worth at the end of  any


fiscal  quarter of Cato ending after October 29, 1994 to be  less than  the  sum  of $120,000,000 plus (i) 50% of Net  Income  from


October  30,  1994  through the end of such  fiscal  quarter  and


(ii)  the net proceeds to Cato of the sale of any of its  capital stock  from  October  30, 1994 through the  end  of  such  fiscal quarter, minus (x) any amount paid by Cato to purchase shares  of its  own capital stock from October 30, 1994 through the  end  of such fiscal quarter.





      8.10Current Ratio.  Permit the ratio of Current  Assets  to


Current  Liabilities at the end of any Fiscal quarter of Cato  to be less than 1.5 to 1.0.





      8.11Debt to Capitalization Ratio.  Permit the ratio at  the end of any fiscal quarter of Cato of (a) the sum of the aggregate amount of Funded Debt then outstanding plus Capitalized Rents  to


(b)  the  sum of Tangible Net Worth plus the aggregate amount  of


Funded  Debt then outstanding plus Capitalized Rent to be greater than 0.75 to 1.0.





      8.12Fixed  Charge Coverage Ratio.  Permit the Fixed  Charge


Coverage  Ratio at the end of any fiscal quarter of  Cato  to  be less than 1.75 to 1.0.





      8.13New  Business.  Engage in any business other  than  the business in which any Borrower is currently engaged or a business reasonably related thereto.





     8.14Subsidiaries or Partnerships.  Create any new Subsidiary


or  transfer any assets to a Subsidiary, or become a  partner  or joint  venturer,  except as otherwise provided herein;  provided,


however, that the Borrowers may create any Subsidiary or transfer any  assets to a Subsidiary if such Subsidiary enters  into  this


Loan  Agreement and delivers a guaranty of the Obligations,  such guaranty to be in form and substance satisfactory to the Required


Lenders.





      8.15Capital Expenditures.  Make Capital Expenditures in any


fiscal  year  of  Cato in excess of the sum of  (i)  the  Capital


Expenditure Limitation for such fiscal year plus (ii) the  amount by  which  the Capital Expenditure Limitation for the immediately preceding fiscal year exceeded the Capital Expenditures for  such fiscal year.





      8.16Guaranties.  Guarantee or otherwise, in any way, become liable  with  respect to the obligations or  liabilities  of  any


Person  except by endorsement of instruments or items of  payment for  deposit  to  the  general account of the  Borrowers  or  for delivery  to  the  Lenders on account of the Obligations  of  the


Borrowers  and  except  for  guaranties  of  Indebtedness  in  an aggregate amount of no more than $5,000,000.





     8.17Change in Control.  Permit a Change in Control to occur.





      8.18Fiscal Year.  Change its fiscal year from a fiscal year ending on the Saturday nearest January 31.


ARTICLE  IXEvents of Default9.1Events of Default.  The occurrence of  any  one or more of the following events shall constitute  an


"Event of Default":





      (a)   Any  Borrower  fails to make when due  any  principal


payment,  or any reimbursement for any amount disbursed  under  a


Letter of Credit, within five (5) Business Days of the date  such payment  or  reimbursement is due hereunder  or  any  payment  of interest, fees or expenses relating to the Obligations within ten


(10) Business Days of the date such payment is due hereunder;





      (b)  Any Borrower fails or neglects to observe, perform  or comply  with any term, provision, condition or covenant contained in Sections 7.5(a) and 7.7 or any of the Sections in Article VIII


(other than Sections 8.5, 8.7, 8.9, 8.10, 8.11, 8.12 and 8.15) of this Loan Agreement;





      (c)  Any Borrower fails or neglects to observe, perform  or comply  with  any  other term, provision, condition  or  covenant contained  in  this  Loan Agreement, except those  enumerated  in


Sections  9.1(a) and 9.1(b) above, and the same is not  cured  to the  Lenders'  satisfaction within thirty  (30)  days  after  any executive  officer of the Borrower acquires knowledge  that  such failure  has occurred and that such failure constitutes a Default hereunder;





     (d)  If any representation or warranty made in writing by or on  behalf  of any Borrower in this Agreement or the  other  Loan


Documents  or  in  connection with the transactions  contemplated hereby,  shall  prove  to have been false  or  incorrect  in  any material  respect at the time as of which such representation  or warranty was made;





      (e)   The  filing by any Borrower of any voluntary petition


seeking liquidation, reorganization, arrangement, readjustment of debts  or for any other relief under the United States Bankruptcy


Code  or  under any other act or law pertaining to insolvency  or


debtor  relief,  whether  state,  federal  or  foreign,  now   or


hereafter existing;





      (f)   The  filing  against any Borrower of any  involuntary


petition   seeking   liquidation,  reorganization,   arrangement,


readjustment  of  debts  or  for  any  other  relief  under   the


Bankruptcy  Code  or  under any other act or  law  pertaining  to insolvency  or debtor relief, whether state, federal or  foreign,


now or hereafter existing;





      (g)   Any  Borrower is enjoined, restrained or in  any  way


prevented by court order from conducting all or any material part of its business affairs;





      (h)  There shall occur any material uninsured damage to  or loss,  theft or destruction of any material portion of the assets of any Borrower.





      (i)   A  notice of lien, levy or assessment of  a  material


amount is filed of record (other than with respect to a Permitted


Lien) on all or any portion of the assets of any Borrower by  the


United  States,  or  any  department, agency  or  instrumentality thereof, or by any state, county, municipal or other governmental


agency,   including,  without  limitation,  the  Pension  Benefit


Guaranty Corporation, or if any taxes or debts owing at the  time or  times  hereafter  by  any  one of  them  becomes  a  lien  or encumbrance  upon  any asset of the Borrower or its  Subsidiaries and  the  same  is  not dismissed, released or discharged  within thirty (30) days after the same becomes a lien or encumbrance or,


in  the  case  of ad valorem taxes, prior to the  last  day  when payment may be made without penalty;





      (j)   The occurrence of any default or event of default  on


the  part  of  any Borrower (including specifically, but  without limitation,  defaults due to nonpayment) under the terms  of  any agreement, document or instrument pursuant to which such Borrower has  incurred any material Indebtedness for money borrowed, which default would permit acceleration of such Indebtedness;





      (k)   The occurrence of any default or event of default  on


the  part  of  any Borrower under the terms of any  agreement  or contract that is material to the affairs, financial or otherwise,


of  such Borrower, and such default would have a Material Adverse


Effect;





      (l)  If a custodian, trustee, receiver or assignee for  the benefit of creditors is appointed or takes possession of  any  of the assets of any of the Borrowers;





     (m)  The occurrence of any of the following events:  (i) the happening of a Reportable Event with respect to any Pension Plan;


(ii) the termination of any such plan; (iii) the appointment of a trustee  by  an  appropriate  United  States  District  Court  to administer any such plan; (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan; (v) the failure of any Borrower to furnish promptly to each Lender,  upon request  of the Required Lenders, a copy of each report  that  is filed by such Borrower with the Secretary of Labor or the Pension


Benefit  Guaranty Corporation; (vi) the failure  of  any  of  the


Borrowers  to  notify each Lender promptly upon receipt  by  such


Borrower  of  any notice of the institution of any proceeding  or any  other actions that may result in the termination of any such plan;  or  (vii)  the  failure of any  Borrower  to  acquire  and maintain,  when  available,  the  contingent  employer  liability coverage insurance provided for under Section 4023 of ERISA, such insurance  to  be  satisfactory to the Lenders  in  coverage  and amount;





      (n)   Any  Borrower  deliberately and  willfully  fails  to


promptly provide any notice required by Section 7.4(f); or





      (o)   There shall occur any material adverse change in  the


business  of any Borrower, or its operations or conduct  thereof,


that,  individually or in the aggregate, would  have  a  material adverse effect on the ability of the Borrowers, taken as a whole,


to perform the obligations of the Borrowers under any of the Loan


Documents.


ARTICLE  XRights  and  Remedies after Event of  Default10.1Rights


andRemedies.   Upon  and after the occurrence  of  any  Event  of


Default, the Lenders may, in their sole discretion, take  any  or all of the following actions, without prejudice to the rights  of any Lender to enforce its claims against the Borrowers, except as otherwise  specifically provided for in this Agreement (provided,


however,  that if an Event of Default specified in  clauses  (f),


(g)  or (n) shall occur, then the Lenders shall automatically  be deemed  to  have taken the following actions):  (i)  declare  the


Total  Commitment  terminated, whereupon the Commitment  of  each


Lender shall forthwith terminate immediately and any accrued fees payable in respect thereof shall forthwith become due and payable without  any other notice of any kind; (ii) declare  all  or  any part  of  the  Obligations owing hereunder  immediately  due  and payable, whereupon such Obligations shall become immediately  due and payable without presentment, demand, protest, notice or legal process of any kind, all of which are hereby expressly waived  by each  Borrower and (iii) exercise all of the rights and  remedies of the Lenders under this Agreement, the other Loan Documents and applicable  law,  in  order  to satisfy  all  of  the  Borrowers'


Obligations.





      Notwithstanding the foregoing, if at any time within  sixty


(60) days after an acceleration of the Loans, the Borrowers shall pay  all  arrears  of  interest and all payments  on  account  of


principal  which  shall  have  become  due  otherwise   than   by


acceleration (and, to the extent permitted by law, on interest or overdue  interest at the Default Rate) and all Events of  Default and Defaults (other than nonpayment of principal and interest due solely  by  virtue of acceleration) shall have been  remedied  or waived  pursuant  to Section 14.7, then the Lenders,  by  written notice  to  the Borrowers, may at their option rescind and  annul the  acceleration and its consequences; provided,  however,  that such  action shall not affect any subsequent Default or Event  of


Default  or remedies available thereon.  The provisions  of  this paragraph  are  for  the  benefit of the Lenders  only,  are  not intended  to benefit the Borrowers and do not grant the Borrowers the  right  to  require  the Lenders  to  rescind  or  annul  any acceleration  hereunder, even if the conditions set forth  herein are met.





      10.2Right  of  Set-off.  In addition to any rights  now  or hereafter  granted  under applicable law or otherwise,  upon  the occurrence of an Event of Default, each Lender may, and is hereby authorized by the Borrowers, at any time and from time  to  time,


to  the  fullest  extent  permitted by applicable  laws,  without advance notice to any Borrower of any kind (any such notice being expressly waived by each Borrower), to set off and apply any  and all deposits (general or special, time  or demand, provisional or final)  at any time held and any other Indebtedness at  any  time owing  by such Lender to or for the credit or the account of  any


Borrower  against any or all of the Obligations of the  Borrowers to  such Lender under this Agreement or any other agreement,  now or  hereafter  existing,  whether or not  such  Obligations  have matured  and any unreimbursed drawings made under any  Letter  of


Credit.   Each  Lender  agrees promptly to  notify  the  affected


Borrower after any such set-off or application, provided that the failure to give such notice shall not affect the validity of such set-off and application.





      10.3Rights and Remedies Cumulative; Non-Waiver;  Etc.   The


enumeration of the Lenders' rights and remedies set forth in this


Agreement  is not intended to be exhaustive and the  exercise  by any Lender of any right or remedy shall not preclude the exercise


of   any  other  rights  or  remedies,  all  of  which  shall  be cumulative, and shall be in addition to any other right or remedy given  hereunder,  under the Loan Documents or  under  any  other


Agreement between any of the Borrowers and any of the Lenders  or which  may now or hereafter exist in law or in equity or by  suit or  otherwise. No delay or failure to take action on the part  of the  Agent  or  any  Lender in exercising  any  right,  power  or privilege shall operate as a waiver thereof, nor shall any single or  partial  exercise  of  any such  right,  power  or  privilege preclude other or further exercise thereof or the exercise of any other  right, power or privilege or shall be construed  to  be  a waiver of any Event of Default.  No course of dealing between any


Borrower  and the Agent or any Lender or the agents or  employees of  either  of  them  shall be effective  to  change,  modify  or discharge  any  provision of this Agreement or  to  constitute  a waiver of any Default or Event of Default.


ARTICLE XIPayment of Fees and Expenses





      Whether  or  not  the  transactions  contemplated  by  this


Agreement  shall  be  consummated,  the  Borrowers  jointly   and


severally undertake:





      11.1Fees and Expenses.  To pay or reimburse the Lenders and the  Agent  upon  demand for all reasonable expenses  (including,


without limitation, reasonable attorneys' fees) incurred or  paid


by   the  Lenders  in  connection  with:   (a)  the  preparation,


execution, delivery, interpretation, modification or amendment of this  Agreement or the other Loan Documents; (b) any  litigation,


contest,   dispute,  suit,  or  proceeding  or  action   (whether


instituted  by  the Lenders or any of them, any Borrower  or  any other  Person) in any way relating to this Agreement or the other


Loan  Documents; (c) any attempt to enforce any rights of any  of the Lenders against any Borrower or any other Person that may  be obligated to the Lender by virtue of this Agreement or the  other


Loan  Documents; and (d) any refinancing or restructuring of  the credit  arrangement  provided under this Loan  Agreement  in  the nature  of  a  "work-out"  or  in any  insolvency  or  bankruptcy proceeding.  In addition, the Borrowers shall pay to the  Lenders on  demand any and all fees, costs and expenses that the  Lenders pay  to a bank or other similar institution arising out of or  in connection with (i) the forwarding to any Borrower, or any  other


Person  on  any  of  the Borrower's behalf,  by  the  Lenders  of proceeds  of  the  Loans  made by the  Lenders  to  the  Borrower pursuant to this Agreement.


ARTICLE   XIIThe   Agent12.1Appointment.   The   Lenders   hereby


designate  and appoint NationsBank as Agent to act  as  specified


herein   and  in  the other Loan Documents.  Each  Lender  hereby


irrevocably  authorizes,  and each holder  of  any  Note  by  the acceptance of such Note shall be deemed irrevocably to authorize,


the  Agent to take such action on its behalf under the provisions of  this  Agreement,  the  other Loan  Documents  and  any  other instruments and agreements referred to herein or therein  and  to exercise  such  powers and to perform such duties  hereunder  and thereunder  as are specifically delegated to or required  of  the


Agent  by  the terms hereof and thereof and such other powers  as are reasonably incidental thereto.





      12.2Nature of Duties.  The Agent shall not have any  duties or  responsibilities except those expressly  set  forth  in  this


Agreement  and in the other Loan Documents.  Neither  the  Agent,


nor any of its officers, directors, employees or agents shall  be liable to the Lenders for any action taken or omitted by them  as such  hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by their gross negligence or willful  misconduct.  The duties of the Agent shall be mechanical and  administrative in nature; the Agent shall not have by reason of  this  Agreement or any Loan Document a fiduciary relationship in  respect of any Lender; and nothing in this Agreement  or  any


Loan  Document, expressed or implied, is intended to or shall  be so  construed  as  to  impose upon the Agent any  obligations  in respect  of  this  Agreement  or  any  Loan  Document  except  as expressly set forth herein.





      12.3Delegation of Duties.  The Agent may execute any of its duties  under  this Agreement or any other Loan Documents  by  or through  agents  or attorneys-in-fact and shall  be  entitled  to advice  of  counsel  concerning all matters  pertaining  to  such duties.  The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable  care  except  to  the extent  otherwise  required  by


Section 12.8.





      12.4Notice  of Default.  The Agent shall not be  deemed  to have  knowledge  or notice of the occurrence of  any  Default  or


Event  of Default hereunder unless the Agent has received  notice from  the Borrowers or a Lender describing such Default or  Event of Default and stating that such notice is a "notice of default."


In  the  event that the Agent receives such a notice,  the  Agent shall give prompt notice thereof to the Lenders.  The Agent shall take such action with respect to such Default or Event of Default as  shall  be reasonably directed by the Lenders, provided  that,


unless  and  until the Agent shall have received such directions,


the  Agent may (but shall not be obligated to) take such  action,


or  refrain from taking such action, with respect to such Default or  Event  of  Default  as it shall deem advisable  in  the  best interests of the Lenders.





      12.5Lack  of  Reliance  on the Agent.    Independently  and


without  reliance upon the Agent, each Lender, to the  extent  it has  deemed  and  shall  deem appropriate,  has  made  and  shall continue  to  make (i) its own independent investigation  of  the financial  condition and affairs of the Borrowers  in  connection with  the  making and the continuance of the Loans hereunder  and the  taking  or not taking of any action in connection  herewith,


and  (ii)  its  own  appraisal  of the  creditworthiness  of  the


Borrowers, and, except as expressly provided in this Agreement or in  any  other  Loan Document, the Agent shall have  no  duty  or responsibility,  either initially or on a  continuing  basis,  to provide  any  Lender  with any credit or other  information  with respect  thereto, whether coming into its possession  before  the


making  of  the  Loans, or at any time or times thereafter.   The


Agent  shall  not be responsible to any Lender for any  recitals,


statements, information, representations or warranties herein  or in  any  other  Loan Document or in any document, certificate  or other  writing delivered in connection herewith or  therewith  or


for   the   execution,   effectiveness,  genuineness,   validity,


enforceability,   perfection,   collectibility,    priority    or


sufficiency of this Agreement or any other Loan Document  or  the financial  condition of the Borrowers or any other Person  or  be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of  this


Agreement  or any other Loan Document, or the financial condition of the Borrowers or any other Person or the existence or possible existence of any Default or Event of Default.





     12.6Certain Rights of the Agent.  If the Agent shall request instructions from the Lenders with respect to any act  or  action


(including  failure to act) in connection with this Agreement  or any  other Loan Document, the Agent shall be entitled to  refrain from  such  act or taking such action unless and until the  Agent shall  have received instructions from the Lenders; and the Agent


shall  incur  no  liability  to  any  Person  by  reason  of   so


refraining.   The Agent shall be fully justified  in  failing  or


refusing  to take any action hereunder or under any Loan Document


(i)  if  such action would, in the opinion of the Agent,  as  the case may be, be contrary to law or the terms of this Agreement or the other Documents, (ii) if it shall not receive such advice  or concurrence of the Lenders as it deems appropriate, or  (iii)  if it  shall  not  first be indemnified to its satisfaction  by  the


Lenders  against any and all liability and expense which  may  be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right  of action whatsoever against the Agent (absent the Agent's gross  negligence or willful misconduct) as a result of it acting or  refraining  from  acting hereunder or under  any  other  Loan


Document in accordance with the instructions of the Lenders.





      12.7Reliance.   The Agent shall be entitled  to  rely,  and


shall  be  fully  protected in relying, upon any  note,  writing,


resolution,  notice, statement, certificate, telex,  teletype  or


telecopier   message,  cablegram,  radiogram,  order   or   other


documentary, teletransmission or telephone message believed by it to  be genuine and correct and to have been signed, sent or  made by  the  proper Person.  The Agent may consult with legal counsel


(including   counsel  for  the  Borrowers),  independent   public


accountants  and other experts selected by it and  shall  not  be liable for any action taken or omitted to be taken by it in  good faith  in accordance with the advice of such counsel, accountants or experts.





      12.8Indemnification.   To  the  extent  the  Agent  is  not


reimbursed and indemnified by or on behalf of the Borrowers,  the


Lenders will reimburse and indemnify the Agent, in proportion  to their respective initial Commitments, for and against any and all liabilities,  obligations, losses, damages,  penalties,  actions,


judgments,  suits, costs, expenses (including  counsel  fees  and expenses) or disbursements of any kind or nature whatsoever which may  be imposed on, incurred by or asserted against the Agent  in performing its duties hereunder or under any other Loan  Document or in any way relating to or arising out of this Agreement or any other  Loan Document; provided, however, that no Lender shall  be liable  for any portion of such liabilities, obligations, losses,


damages, penalties, actions, judgments, suits, costs, expenses or


disbursements,  finally  determined  by  a  court  of   competent


jurisdiction and not subject to any appeal, to be resulting  from the Agent's gross negligence or willful misconduct.





      12.9Agent's Right to Seek Advice.  The Agent shall have the right,  at  any  time, and from time to time, to seek  advice  or directions from the Lenders regarding any action to be  taken  or determination to be made under this Agreement.  Upon delivery  of request  for  such  advice or directions  by  the  Agent  to  the


Lenders,  the  Lenders will respond to such request  as  soon  as reasonably  possible  with  written  instructions  (or  telephone


instructions   promptly   confirmed   in   writing).    If   such


instructions  are not received by the Agent within  a  reasonable time,  the Agent may take such action as it deems appropriate  in its  sole  judgment, and the taking of such action by  the  Agent shall  not  give rise to any liability on the part of the  Agent,


except in the case of gross negligence or willful misconduct.





      12.10The Agent in its Individual Capacity.  With respect to its  obligations  to  make Loans under this Agreement,  and  with respect  to the Loans made by it and the Notes issued to it,  the


Agent  shall have the same rights and powers as any other  Lender or  holder of a Note and may exercise the same as though it  were


not   performing  the  duties  specified  herein;  and  the  term


"Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual  capacity. The Agent may accept  deposits  from,  lend money  to,  and  generally engage in any kind of banking,  trust,


financial  advisory or other business with the Borrowers  or  any


Affiliate  of the Borrower or any of its Subsidiaries  as  if  it


were  not performing the duties specified herein, and may  accept fees  and other consideration from the Borrowers for services  in connection  with this Agreement and otherwise without  having  to account for the same to the Lenders.





       12.11Holders.  The Agent may deem and treat the  payee  of any  Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof,  as  the  case may be, shall have been  filed  with  the


Agent.  Any request, authority or consent of any Person or entity who,  at the time of making such request or giving such authority or  consent,  is  the holder of any Note shall be conclusive  and


binding  on  any  subsequent  holder,   transferee,  assignee  or


endorsee,  as  the case may be, of such Note or  of  any  Note(s)


issued in exchange therefor.





       12.12Successor  Agent.   The Agent  may  resign  from  the


performance  of  all  its functions and duties  hereunder  and/or under  the  other Loan Documents at any time by giving  ten  (10)


Business  Days'  prior written notice to the  Borrowers  and  the


Lenders or may be removed, with or without cause, by the Lenders,


and,  so  long  as  no  Event  of Default  has  occurred  and  is


continuing,  with  the  consent  (which  consent  shall  not   be


unreasonably  withheld) of the Borrowers, at any time  by  giving ten (10) Business Days' prior written notice to the Borrowers and


the  Agent.   Such resignation or removal, as the  case  may  be,


shall  take effect upon the appointment of a successor  Agent  as provided  herein below.  Upon any such notice of  resignation  or removal  (and,  in the case of removal, upon the consent  of  the


Borrowers,  if  required), as the case may be, the Lenders  shall with  the  consent of the Borrowers (which consent shall  not  be unreasonably  withheld), appoint a successor Agent  hereunder  or thereunder who shall be a commercial bank, trust company or other financial  institution  with a combined capital  and  surplus  in excess of $1,000,000,000.  Upon the acceptance of any appointment as  Agent  hereunder by a successor Agent, such  successor  Agent shall thereupon succeed to and become vested with all the rights,


powers,  privileges  and duties of the retiring  Agent,  and  the


retiring   Agent  shall  be  discharged  from  its   duties   and


obligations  under  this Agreement.  After any  retiring  Agent's resignation or removal, as the case may be, hereunder  as  Agent,


the provisions of this Article XII shall inure to its benefit  as to  any  actions taken or omitted to be taken by it while it  was


Agent under this Agreement.


ARTICLE  XIIIAssignment  And  Participation13.1Assignments.   (a)


Subject  to  the  prior written consent of the  Borrowers,  which shall  not be unreasonably withheld, each Lender may at any time,


upon notice to the Agent of its intent to do so, assign to one or more  banks or other entities all or a portion of its rights  and obligations  under this Agreement (including, without limitation,


all  or  a  portion   of the outstanding Loans and  the  Lender's


Revolving  Credit Commitment) and may act as agent for  all  such


Assignees.   Upon the execution and delivery of an Assignment and


Acceptance  Agreement in a form reasonably satisfactory  to  such


Lender  (an  "Assignment  and Acceptance"), from  and  after  the


effective date specified in each Assignment and Acceptance,   (i)


the  Assignee thereunder shall be deemed a party hereto  and,  to the extent that rights and obligations (including any portion  of any  Loans  or Revolving Credit Commitment) hereunder  have  been assigned to it pursuant to such Assignment and Acceptance,  shall have the rights and obligations of the assigning Lender hereunder with  respect  thereto, including, without  limitation,  (x)  the right to approve or disapprove actions which, in accordance  with the  terms  hereof, require the approval of the Lenders  (y)  the obligation  to  fund Loans pursuant to Section 2.1  and  (2)  the right  to enter into Participation Agreements pursuant to Section


13.2,  and (ii) such Lender shall, to the extent that rights  and obligations hereunder have been assigned by it pursuant  to  such


Assignment and Acceptance, relinquish its rights and be  released from its obligations under this Agreement (and, in the case of an


Assignment  and Acceptance covering all or the remaining  portion


of   such  Lender's  rights  and  obligations  under  this   Loan


Agreement, such Lender shall cease to be a party hereto).





       13.2Participants.  (a)  Notwithstanding Section 13.1, each


Lender  in  its  sole  discretion  may  allow  other  Persons  to participate with such Lender in all or any part of the  Loans  or the  Commitments extended by such Lender or the Notes  issued  to it;  provided  that such Lender shall act as sole agent  for  any such Participant and such Participant, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or  omit  to  take  any action hereunder except  action  directly affecting  (i)  the  extension  of  the  final  maturity  of  the principal amount of, or any payment date for interest on, a  Loan allocated  to  such  participation, (ii)  the  reduction  in  the principal  amount of, or rate of interest payable on, the  Loans,


or  (iii)  the  release  of  all  or  substantially  all  of  the


collateral  or  guaranties  supporting  any  of  the   Loans   or


Commitments  in  which  such Participant is  participating.   The


Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant's rights against the granting Lender in respect of such participation to be those  set


forth   in   the   agreement  with  such  Lender  creating   such


participation) and all amounts payable by the Borrowers hereunder shall  be  determined  as  if  such  Lender  had  not  sold  such participation, provided that such Participant shall be considered to  be  a  "Lender" for purposes of Section 10.2,  and  shall  be entitled  to the benefits thereto to the extent that such  Lender selling such participation would be entitled to such benefits  if


the  participation had not been entered into  or  sold.   In  the


event  that any of the Lenders includes other Participants herein at  any  time hereafter, the Borrowers will execute any documents necessary  to  effectuate the rights of the Participants  and  to delineate  the rights, powers and obligations of the agent,  such as the Lender granting the participation may reasonably require.





       (b)  If a Participant shall at any time participate with a


Lender  in  making Loans hereunder or under any  other  Agreement between such Lender and any Borrower, such Borrower hereby grants to  such  Participant (in addition to any other rights that  such


Participant  shall have) and such Participant shall have  and  is hereby  given  a  continuing lien and security  interest  in  any money,  securities  or  other property of such  Borrower  in  the custody or possession of the Participant, including the right  to set-off,  to  the  extent of Participant's participation  in  the


Obligations of the Borrowers to such Lender, as it would have  if it were a direct lender to the Borrowers.





        13.3Obligations  of  Lenders.   Except  pursuant  to   an


assignment,  but only to the extent set forth in such  Assignment and  Acceptance,  no Lender shall, as between the  Borrowers  and that Lender, be relieved of any of its obligations hereunder as a result  of  any sale, transfer or negotiation of, or granting  of any participation in, all or any part of the Commitment, Loans or


Notes.





       13.4Confidentiality.  A Lender may, in connection with any


assignment   or   participation   or   proposed   assignment   or


participation  pursuant to this Article  XIII,  disclose  to  the


Assignee  or Participant or proposed Assignee or Participant  any information relating to the Borrowers furnished to the Lender  by or  on behalf of the Borrowers; provided, however, that prior  to disclosing  any such information to a Assignee or Participant  or proposed  Assignee or Participant such Lender shall have obtained from  such  Assignee  or  Participant  or  proposed  Assignee  or


Participant  an agreement (being of a form standard or  customary in  the  banking  industry) that such Assignee or Participant  or


proposed   Assignee   or   Participant  keep   such   information


confidential  (except to the extent such Assignee or  Participant deems necessary to enforce its rights hereunder or thereunder.)


ARTICLE   XIVMiscellaneous14.1Survival   of   Agreements.     All


agreements,  representations and warranties contained  herein  or made  in  writing by or on behalf of the Borrowers in  connection with  the  transactions  contemplated hereby  shall  survive  the execution  and  delivery of this Agreement  and  the  other  Loan


Documents.  No termination or cancellation (regardless  of  cause or procedure) of this Agreement shall in any way affect or impair the  powers, obligations, duties, rights and liabilities  of  the parties hereto in any way with respect to (a) any transaction  or event occurring prior to such termination or cancellation or  (b)


any   of  the  Borrowers'  undertakings,  agreements,  covenants,


warranties  and representations contained in this  Agreement  and the  other  Loan Documents and all such undertakings, agreements,


covenants,  warranties  and representations  shall  survive  such


termination  or  cancellation  until  payment  in  full  of   the


Obligations.  The Borrowers further agree that to the extent  any


Borrower  makes  a  payment or payments  to  the  Lenders,  which


payment   or  payments  or  any  part  thereof  are  subsequently


invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any  other party  under  any  bankruptcy, insolvency  or  similar  state  or federal  law, common law or equitable cause, then, to the  extent of  such  payment  or repayment, the Obligation or  part  thereof intended to be satisfied shall be revived and continued  in  full force and effect as if such payment had not been received by  the


Lenders.





       14.2Governing  Law; Waiver of Jury Trial.  THIS  AGREEMENT


HAS   BEEN  EXECUTED, DELIVERED AND ACCEPTED  AT,  AND  SHALL  BE


DEEMED  TO  HAVE  BEEN  MADE  IN, NORTH  CAROLINA  AND  SHALL  BE


INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO


DETERMINED,  IN  ACCORDANCE WITH THE LAWS OF THE STATE  OF  NORTH


CAROLINA  (WITHOUT  GIVING  EFFECT  TO  THE  CONFLICT   OF   LAWS


PRINCIPLES THEREOF).  AS PART OF THE CONSIDERATION FOR NEW  VALUE


THIS   DAY  RECEIVED,  EACH  BORROWER  HEREBY  CONSENTS  TO   THE


JURISDICTION  OF  ANY STATE OR FEDERAL COURT LOCATED  WITHIN  THE


STATE OF NORTH CAROLINA, AND CONSENTS THAT ALL SERVICE OF PROCESS


BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO SUCH BORROWER


AT  THE ADDRESS STATED IN SECTION 15.3 BELOW AND SERVICE SO  MADE


SHALL  BE  DEEMED  TO  BE COMPLETED UPON THE  EARLIER  OF  ACTUAL


RECEIPT  THEREOF OR THREE (3) DAYS AFTER DEPOSIT  IN  THE  UNITED


STATES  MAILS, PROPER POSTAGE PREPAID.  NOTHING IN  THIS  SECTION


SHALL  AFFECT THE RIGHT OF ANY LENDER TO SERVE LEGAL  PROCESS  IN


ANY  OTHER  MANNER PERMITTED BY LAW OR AFFECT THE  RIGHT  OF  ANY


LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER  OR


ITS  PROPERTY  IN THE COURTS OF ANY OTHER JURISDICTION  THAT  HAS


JURISDICTION OVER ANY BORROWER OR ITS PROPERTY.





      14.3Notice.  All notices and other communications hereunder shall  be  in  writing and shall be deemed to have  been  validly served,  given or delivered three (3) days after deposit  in  the


United  States mails with postage prepaid, and addressed  to  the party to be notified as follows:





      If to the Borrowers:  The Cato Corporation


                            8100 Denmark Road


                            Charlotte, North Carolina  28273-5975





                            CHW Corporation


                            8100 Denmark Road


                            Charlotte, North Carolina  28272-5975





      With a copy to:       Robinson, Bradshaw & Hinson, P.A.


                            1900 Independence Center


                            101 North Tryon Street


                            Charlotte, North Carolina  28246


                            Attention:  Robert G. Griffin








      If to the Agent at:   NationsBank of North Carolina, N.A.


                            NationsBank Corporate Center


                            NC 1007-08-08


                            8th Floor


                            Charlotte, North Carolina  28255


                                                   Attention:  Mark D.


                            Halmrast





                            With  a  copy to:        Wachovia Bank  of


                            North Carolina, N.A.


                                                   P.O. Box 31608


                                                     Charlotte,  North


                            Carolina 28231


                                                   Attention:  Zeta M.


                            Pittman





and if to any Lender, at its address specified for such Lender on


Annex  I  hereto  (provided, however, that the  attorneys  listed above  will  not receive copies of any reports or other  business information  required to be provided by the Borrowers  until  the


Required  Lenders request the Borrowers to do  so),  or  to  such other  address  as each party may designate for  itself  by  like notice, or shall be deemed to have been validly served, given  or delivered on the date of delivery to such party at such  address,


if  notice  is  given  or delivered by hand, telex,  telegram  or facsimile transmitter.





      14.4Indemnification of the Agent and the Lenders.  From and


at all times after the date of this Agreement, and in addition to all  of  the  Agent's and the Lenders' other rights and  remedies against the Borrowers, each Borrower agrees to indemnify and hold harmless  the  Agent and each Lender and each director,  officer,


employee,  agent  and  Affiliate of the  Agent  and  each  Lender against  any and all claims, losses, damages, liabilities,  costs and  expenses of any kind or nature whatsoever (including without


limitation  reasonable  attorneys'  fees,  costs  and   expenses)


incurred by or asserted against the Agent or such Lender  or  any such  director, officer, employee, agent or Affiliate,  from  and after the date hereof, whether direct, indirect or consequential,


as  a  result  of or arising from or in any way relating  to  any


suit,   action   or   proceeding  (including   any   inquiry   or


investigation)  by  any  Person other than  a  Borrower,  whether threatened  or  initiated, asserting a claim  for  any  legal  or


equitable  remedy  against  any  Person  under  any  statute   or


regulation, including, but not limited to, any federal  or  state securities  laws, or under any common law or equitable  cause  or otherwise,  arising from or in connection with  the  negotiation,


preparation,  execution or performance of this Agreement  or  the other  Loan Documents or any transactions contemplated herein  or therein,  whether  or not the Agent or the  Lender  or  any  such director, officer, employee, agent or Affiliate is a party to any such  action, proceeding, suit or the target of any such  inquiry or  investigation;  provided, however, that no indemnified  party shall  have  the  right  to  be  indemnified  hereunder  for  any


liability   resulting  from  the  gross  negligence   or   wilful


misconduct  of  such  indemnified party.  All  of  the  foregoing losses,  damages, costs and expenses of the Agent or  any  Lender shall  be  payable by the Borrowers upon demand by the  Agent  or


such  Lender and shall be additional Obligations hereunder.   The


Borrowers' obligations under this Section 14.4 shall survive  any termination of this Agreement or any other Loan Document.





      14.5Waivers by the Borrowers.  Except as otherwise provided for  in  this  Agreement, each Borrower waives  (a)  presentment,


demand  and protest and notice of presentment, protest,  default,


nonpayment, maturity and all other notices; (b) notice  prior  to taking  possession or control of any bond or security that  might be  required  by  any court prior to allowing the  Agent  or  any


Lender  to  exercise  any  of the Lenders'  remedies  under  this


Agreement or the other Loan Documents; and (c) the benefit of all valuation, appraisement and exemption laws.





       14.6Assignment  and  Sale.  The Borrowers  may  not  sell,


assign or transfer this Agreement, or the other Loan Documents or any  portion thereof, including without limitation the Borrowers'


rights,  title, interests, remedies, powers, and duties hereunder or  thereunder.  No  Lender may sell,  assign  or  transfer  this


Agreement,  or  the other Loan Documents or any portion  thereof,


including   without  limitation  such  Lender's  rights,   title,


interests,  remedies, powers and duties hereunder  or  thereunder without  the prior written consent of the Borrowers, which  shall not be unreasonably withheld.





       14.7Amendment or Waiver.  Neither this Agreement  nor  any other  Loan  Document  nor any terms hereof  or  thereof  may  be changed,  waived,  discharged or terminated unless  such  change,


waiver,  discharge  or termination is in writing  signed  by  the


Required Lenders; provided, however, that no such change, waiver,


discharge  or termination shall, without the written  consent  of each Lender, (i) extend the scheduled payment of principal of any


Loan, or any portion thereof, or reduce the rate of or extend the time  of  payment of interest thereon (other than as a result  of


waiving  the  applicability  of  any  post-default  increase   in


interest  rates)  or  any fees relating thereto,  or  reduce  the principal  amount  thereof;  (ii)  amend,  modify  or  waive  any provisions  of  this Section 14.7, Sections 2.2,  2.13,  2.14(c),


3.7,  4.1,  4.2, 7.1 and 9.1(a) or Articles XI or XIII;  or  (iv)


change  any  percentage  specified in, or otherwise  modify,  the definition of Required Lenders, (v) consent to the assignment  or transfer  by  the  Borrower of any of its rights and  obligations under  this  Agreement or (vi) amend any provision  in  the  Loan


Documents  that calls for action, inaction or consent by  all  of the  Lenders.  No provision of Article XII may be amended without the consent of the Agent.





       14.8Severability.   To the extent any  provision  of  this


Agreement is prohibited by or invalid under applicable law,  such provision  shall be ineffective to the extent of such prohibition


or   invalidity,  without  invalidating  the  remainder  of  such provision or the remaining provisions of this Agreement.





        14.9Entire  Agreement.   This  Agreement  and  the  other


documents,  certificates  and  instruments  referred  to   herein


constitute the entire Agreement between the parties and supersede and  rescind any prior agreements relating to the subject  matter hereof,  including,  without limitation,  the  commitment  letter dated January 15, 1993 between Cato and NationsBank.





       14.10Binding  Effect.  All of the terms of this  Agreement and  the other Loan Documents, as the same may from time to  time be amended, shall be binding upon, inure to the benefit of and be enforceable  by  the  respective successors and  assigns  of  the


Agent,  the Borrowers and the Lenders.  This provision,  however,


shall not be deemed to modify Section 14.6.





       14.11Execution  in Counterparts.  This  Agreement  may  be


executed in two or more counterparts, which when assembled  shall constitute one and the same agreement.





       14.12Conflict  of Terms.  The provisions of  the  exhibits hereto  and  the other Loan Documents and any schedule  or  annex hereto  are  incorporated  in this Agreement  by  this  reference


thereto.   Except  as  otherwise provided in this  Agreement  and


except as otherwise provided in the other Loan Documents, if  any provision  contained in this Agreement is in  conflict  with,  or inconsistent with, any provision of the other Loan Documents, the provision contained in this Agreement shall control.





       IN  WITNESS  WHEREOF, the parties hereto have caused  this


Agreement  to be executed in their corporate names by their  duly authorized  corporate officers, and have affixed their  corporate seals, as of the date first above written.








                          THE CATO CORPORATION








                          By:  ______________________________


                               Wayland H. Cato, Jr.


                               Chief Executive Officer


ATTEST:





_________________________


Alan E. Wiley, Secretary





                        [CORPORATE SEAL]





                          CHW CORPORATION








                          By:  ______________________________


                               Gordon W. Stewart, Vice President


ATTEST:





_________________________


Norman J. Shuman


Assistant Secretary





[CORPORATE SEAL]








                          NATIONSBANK OF NORTH CAROLINA, N.A.,


                          Individually and as Agent








                          By:  _____________________________


                          Title:____________________________








                          WACHOVIA BANK OF NORTH CAROLINA, N.A.





                          By:______________________________


                             Title:___________________________


                             Annex I





                             Lenders








     Lender and Address                             Commitment








NationsBank of North Carolina, N.A.                 $24,500,000


NationsBank Corporate Center


NC 1007-08-08


Eighth Floor


Charlotte, North Carolina  28255


Attn:  Kenneth A. Gill, III





Wachovia Bank of North Carolina,  N.A.               10,500,000


Post Office Box 31608


Charlotte, North Carolina  28231


Attention:  Zeta M. Pittman                        ____________





     Total Commitment                               $35,000,000





                        TABLE OF CONTENTS

                                                             Page


                                                 Recitals1

                            ARTICLE I

                           Definitions

                                            1.1    Defined Terms2
                                        1.2    Accounting Terms15
                                         1.3    Singular/Plural15
                                             1.4    Other Terms15

                           ARTICLE II

                          Loan Facility

                                2.1    Revolving Line of Credit16
                                                    2.2    Term17
                                                   2.3    Notes17
                                2.4    Conversion to Term Loans17
                                               2.5    Repayment18
                                         2.6    Use of Proceeds18
                   2.7    Revolving Line of Credit Facility Fee18
                                2.8    Term Loan Commitment Fee18
                                                2.9    Interest19
                                             2.10   Computation19
                    2.11   Default Rate; Post-petition Interest19
                                   2.12   Maximum Interest Rate19
                                                 2.13   Payment19
2.14   Application of Principal Payments; Register;
                                            Pro Rata Borrowings20

                           ARTICLE IIA

              Additional Letter of Credit Facility

                    2.1A   Additional Letter of Credit Facility20
                                                    2.2A   Term21
                                                 2.3A   Purpose21
                                            2.4A   Facility Fee21
                                    2.5A   Payment; Computation21

                           ARTICLE III

                        Letters of Credit

                                       3.1    Letters of Credit21
                                      3.2    Notice of Issuance22
                                          3.3    Reimbursements22
                                   3.4    Letter of Credit Fees23
                     3.5    Reimbursement and Other Obligations23
                                             3.6    Other Terms23
                     3.7    Participations in Letters of Credit24

                           ARTICLE IV

       Provisions Applicable to Both the Letters Of Credit and the Revolving Credit Loans

                                        4.1    Capital Adequacy24
                                                   4.2    Taxes25

                            ARTICLE V

          Closing; Conditions of Closing and Borrowing

                                                 5.1    Closing26
                        5.2    Conditions of Loans and Advances26
                                5.2.1   Executed Loan Documents26
                             5.2.2   Closing Certificates, etc.27
                            5.2.3   Consents, No Adverse Change28
                                          5.2.4   Miscellaneous28
                          5.3    Waiver of Conditions Precedent28

                           ARTICLE VI

                 Representations and Warranties

                        6.1    Corporate Organization and Power29
                       6.2    Litigation; Government Regulation29
                                                   6.3    Taxes29
6.4    Enforceability of Loan Documents; Compliance
                                         With Other Instruments30
                              6.5    Governmental Authorization30
                                        6.6    Event of Default30
                                       6.7    Margin Securities31
                                         6.8    Full Disclosure31
                                                   6.9    ERISA31
                                    6.10   Financial Statements32
                                         6.11   Title to Assets32
                                         6.12   Use of Proceeds33
                                   6.13   Environmental Matters33
                                           6.14   Authorization34
                          6.15   Assets for Conduct of Business34
                                    6.16   Compliance With Laws34
                                       6.17   Withholding Taxes34
                               6.18   Contracts; Labor Disputes35
                                6.19   Outstanding Indebtedness35

                           ARTICLE VII

                      Affirmative Covenants

                                7.1    Repayment of Obligations35
                        7.2    Performance Under Loan Documents35
7.3    Financial and Business Information about the
                                                      Borrowers35
                                7.4    Notice of Certain Events36
       7.5    Corporate Existence and Maintenance of Properties37
7.6    Payment of Indebtedness; Performance of
                                              Other Obligations37
                                7.7    Maintenance of Insurance37
            7.8    Maintenance of Books and Records; Inspection38
                                   7.9    Compliance with ERISA38
                                                   7.10   COBRA38
                                        7.11   Payment of Taxes38
                          7.12   Compliance with Statutes, etc.39

                          ARTICLE VIII

                       Negative Covenants

                                  8.1    Merger and Dissolution39
                                            8.2    Indebtedness40
                                  8.3    Liens and Encumbrances40
             8.4    Subordinated Debentures and Preferred Stock40
                       8.5    Transactions with Related Persons40
       8.6    Restrictions on Dividends, Share Repurchase, etc.41
                                        8.7    Hazardous Wastes41
                                  8.8    Restricted Investments41
                                               8.9    Net Worth42
                                           8.10   Current Ratio42
                            8.11   Debt to Capitalization Ratio42
                             8.12   Fixed Charge Coverage Ratio43
                                            8.13   New Business43
                            8.14   Subsidiaries or Partnerships43
                                    8.15   Capital Expenditures43
                                              8.16   Guaranties43
                                       8.17   Change in Control43
                                             8.18   Fiscal Year43

                           ARTICLE IX
                        Events of Default

                                       9.1    Events of Default43

                            ARTICLE X

           Rights and Remedies after Event of Default

                                     10.1   Rights and Remedies46
                                        10.2   Right of Set-off46
         10.3   Rights and Remedies Cumulative; Non-Waiver; Etc47

                           ARTICLE XI

                  Payment of Fees and Expenses

                                       11.1   Fees and Expenses47

                           ARTICLE XII

                            The Agent

                                             12.1   Appointment48
                                        12.2   Nature of Duties48
                                    12.3   Delegation of Duties48
                                       12.4   Notice of Default49
                           12.5   Lack of Reliance on the Agent49
                             12.6   Certain Rights of the Agent49
                                                12.7   Reliance50
                                         12.8   Indemnification50
                            12.9   Agent's Right to Seek Advice50
                    12.10  The Agent in its Individual Capacity51
                                                 12.11  Holders51
                                         12.12  Successor Agent51

                          ARTICLE XIII

                  Assignment And Participation

                                             13.1   Assignments52
                                            13.2   Participants52
                                  13.3   Obligations of Lenders53
                                         13.4   Confidentiality53

                           ARTICLE XIV

                          Miscellaneous

                                  14.1   Survival of Agreements54
                     14.2   Governing Law; Waiver of Jury Trial54
                                                  14.3   Notice55
            14.4   Indemnification of the Agent and the Lenders55
                                14.5   Waivers by the Borrowers56
                                     14.6   Assignment and Sale56
                                     14.7   Amendment or Waiver57
                                            14.8   Severability57
                                        14.9   Entire Agreement57
                                          14.10  Binding Effect57
                               14.11  Execution in Counterparts57
                                       14.12  Conflict of Terms57


Exhibits

Exhibit A    From of Promissory Note
Exhibit B    Form of Continuing Letter of Credit Agreement
Exhibit C    Form of Conversion Notice
Exhibit D    Form of Opinion of Borrowers' Counsel